   As filed with the Securities and Exchange Commission on November 12, 1998
                                                   Registration No. 333-_______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        -------------------------------

                                   FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                           HEARTLAND BANCSHARES, INC.
                 (Name of small business issuer in its charter)
                         ------------------------------

     FLORIDA                      6712                         65-0854929
 State or other        (Primary Standard Industrial          (IRS Employer
 jurisdiction of        Classification Code Number)      Identification Number)
incorporation or         ------------------------------
  organization)
                               325 CENTRAL AVENUE
                           LAKE PLACID, FLORIDA 33852
                                 (941) 465-0472
                         (Address and telephone number
                        of principal executive offices)
                       ---------------------------------

                                JAMES C. CLINARD
                               325 CENTRAL AVENUE
                           LAKE PLACID, FLORIDA 33852
                                 (941) 465-0472
                          (Name, address and telephone
                          number of agent for service)
                       ---------------------------------

                              Copies Requested to:
                            ROBERT C. SCHWARTZ, ESQ.
                         SMITH, GAMBRELL & RUSSELL, LLP
                            SUITE 3100, PROMENADE II
                          1230 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30309
                                 (404) 815-3758
                       ---------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                        CALCULATION OF REGISTRATION FEE
===================================================================================================================================
    Title of each class of         Amount to be          Proposed maximum          Proposed maximum aggregate          Amount of
 securities to be registered        registered               offering                   offering price(1)          registration fee
                                                        price per share(1)
-----------------------------------------------------------------------------------------------------------------------------------
        Common Stock,
        $.10 par value                650,000                 $10.00                       $6,500,000                  $1807.00
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
===============================================================================

                            600,000 SHARES (MINIMUM)
                            650,000 SHARES (MAXIMUM)
                                  COMMON STOCK
                           HEARTLAND BANCSHARES, INC.
                           A BANK HOLDING COMPANY FOR
                   HEARTLAND NATIONAL BANK, SEBRING, FLORIDA
                            A PROPOSED NATIONAL BANK


        This is an initial public offering of shares of Common Stock of Heartland Bancshares, Inc. (the "Company"). The Company is offering a minimum of 600,000 shares and a maximum of 650,000 shares at a public offering price of $10.00 per share. The shares are being offered on a best efforts basis by certain directors and executive officers of the Company. The directors and executive officers will not receive any commissions for these sales.

        We will deposit all subscription funds in an interest-bearing escrow account with SunTrust Bank, Central Florida, N.A. until subscriptions for 600,000 shares have been received. If subscriptions for 600,000 shares have not been received by ________, 199_, we will terminate the offering and promptly return all subscription funds to subscribers, with any interest earned on the funds. We may, however, at our option, extend the offering for three consecutive 90-day periods until ___________, 199_ , without giving notice to subscribers. We may reject all or part of any subscription for any reason.

        There is currently no public market for our Common Stock. The offering price was arbitrarily determined by the Organizers of the Company and does not bear any relationship to the Company's assets, book value, net worth or any other recognized criteria of value. At this time, we do not intend to list the Common Stock on a national securities exchange or the Nasdaq Stock Market.


                                           Per Share      Minimum         Maximum
Price to Public ......................      $10.00      $6,000,000      $6,500,000
Underwriting Discounts and Commissions      $    0      $        0      $        0
Proceeds to the Company ..............      $10.00      $6,000,000      $6,500,000


        Upon completion of the offering, the Organizers will own 145,000 shares of Common Stock. Any purchases made by the Organizers will be made on the same terms as purchases made by other investors and will count towards the achievement of the minimum offering. The Organizers have represented that all purchases of Common Stock will be made for investment purposes only and not with a view to resell the shares.


              Investing in these Securities Involves Certain Risks

See "Risk Factors" beginning on page 4 for a discussion of certain factors that you should consider before you invest in the Common Stock being sold with this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.


              The date of this Prospectus is _____________, 1998.

                               TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----

Prospectus Summary ..................................................       1
Risk Factors ........................................................       4
The Company .........................................................       8
Terms of the Offering ...............................................       9
Use of Proceeds .....................................................      12
Dividend Policy .....................................................      14
Management's Discussion and Analysis of Financial
condition and Results of Operations .................................      14
Business of the Company .............................................      15
Business of the Bank ................................................      15
Supervision and Regulation ..........................................      20
Organizers and Principal Shareholders ...............................      24
Management ..........................................................      25
Security Ownership of Certain Beneficial Owners and Management ......      29
Certain Transactions ................................................      29
Description of Capital Stock ........................................      30
Legal Proceedings ...................................................      32
Legal Matters .......................................................      33
Experts .............................................................      33
Additional Information ..............................................      33
Index to Financial Statements .......................................      F-1

Appendix A - Escrow Agreement
Appendix B - Subscription Materials

THE ONLY INFORMATION AUTHORIZED BY THE COMPANY REGARDING THIS OFFERING IS CONTAINED IN THIS PROSPECTUS. ANY OTHER STATEMENTS OR REPRESENTATIONS MADE TO YOU BY A DEALER, SALESMAN, ORGANIZER OF THE COMPANY, OR ANY OTHER INDIVIDUAL MUST NOT BE RELIED UPON AS BEING AUTHORIZED BY THE COMPANY. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF ___________, 1998.

THIS PROSPECTUS DOES NOT OFFER TO SELL, OR SOLICIT OFFERS TO BUY, SHARES OF STOCK OF THE COMPANY IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL.

UNTIL ____________ (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT BUY, SELL OR TRADE THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THE COMPANY INTENDS TO FURNISH ITS SHAREHOLDERS ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS.

                               PROSPECTUS SUMMARY


        This summary highlights some information from this Prospectus. It may not contain all of the information that is important to you. To fully understand this offering, you should read the entire Prospectus carefully, including the risk factors and the financial statements.

                                  THE COMPANY

        Heartland Bancshares, Inc. (the "Company") was incorporated in the
State of Florida on August 3, 1998, to operate as a bank holding company under the federal Bank Holding Company Act of 1956, as amended. The proceeds of this offering will be used to purchase all of the common stock to be issued by Heartland National Bank, a national bank to be formed under the laws of the United States of America (the "Bank"), to provide working capital to the Bank to commence its operations, to pay organizational expenses, and for other corporate purposes. Neither the Company nor the Bank has commenced business operations, and neither will do so until this offering is completed and the necessary approvals of certain regulatory agencies have been obtained. These regulatory agencies include the Office of the Comptroller of the Currency ("OCC"), the Federal Deposit Insurance Corporation ("FDIC"), and the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Company's and the Bank's main office will be located in Sebring, Highlands County, Florida and the Bank's branch office will be located in Lake Placid, Florida, which is also situated in Highlands County. We anticipate that the Bank will commence business operations out of its main office and branch office in August of 1999, or as soon as practicable after that time. The Bank will operate as a full service commercial bank, without trust powers, with a primary emphasis on providing high quality service to meet the financial needs of the individuals and businesses residing and located in and around Highlands County, Florida.

        Our temporary mailing address is 325 Central Avenue, Lake Placid, Florida 33852, and our temporary telephone number is (941) 465-0472.

                                  THE OFFERING


Common Stock Offered................            650,000 shares.  A minimum of 600,000 shares are required
                                                to be sold in this offering.  See "TERMS OF THE
                                                OFFERING."
Common Stock to be Outstanding
after this Offering.................            Minimum - 600,000 shares
                                                Maximum - 650,000 shares
Price...............................            $10.00 per share

Offering Conditions.................            The following conditions must be met for this offering to be completed:

                                                -    at least $6,000,000 must be deposited with the Escrow
                                                     Agent

                                                -    the Company must receive
                                                     approval from the Federal
                                                     Reserve Board of its
                                                     application to become a
                                                     bank holding company

                                                -    the Organizers must receive preliminary approval from
                                                     the OCC to charter the Bank

                                                -    the proposed Bank must receive approval of its
                                                     application for deposit insurance from the FDIC

                                                -    the Company must not have
                                                     canceled this offering
                                                     prior to the time funds
                                                     are withdrawn from the
                                                     Subscription Escrow
                                                     Account

                                                Until all of the Offering
                                                Conditions have been met, all
                                                subscription funds will be
                                                placed in a Subscription Escrow
                                                Account with the Escrow Agent.
                                                The Escrow Agent may invest
                                                subscription funds in certain
                                                short-term investments upon
                                                instruction by the President of
                                                the Company. If the Offering
                                                Conditions are not satisfied,
                                                all subscription funds that
                                                have been placed in the
                                                Subscription Escrow Account,
                                                and any interest earned on the
                                                funds, will be returned
                                                promptly to the subscribers.

                                                If all of the Offering
                                                Conditions are met, the Escrow
                                                Agent will release all funds to
                                                the Company. The funds of any
                                                person subscribing for shares
                                                after the Offering Conditions
                                                are satisfied will not be
                                                placed in escrow, but will be
                                                immediately available to the
                                                Company. At this point, all
                                                subscribers face the risk of
                                                loss of a portion of their
                                                subscription funds regardless
                                                of whether the Company and the
                                                Bank receive final regulatory
                                                approvals. See "TERMS OF THE
                                                OFFERING."

Plan of Distribution................            Shares of the Common Stock of the Company will be
                                                marketed on a best-efforts, 600,000 share minimum basis
                                                exclusively through certain directors and executive officers of the Company.  The directors and executive officers will not receive any commissions for these sales.  If the Offering
                                                Conditions are not satisfied by ______________, 1999, the
                                                Company may engage an underwriter to sell the shares on a
                                                best-efforts basis and the underwriter would receive a
                                                commission on such sales not to exceed 10%.  See "TERMS
                                                OF THE OFFERING -- Plan of Distribution."

Use of Proceeds.....................            The proceeds of the offering will be used:


                                                -    to purchase all of the issued and outstanding capital stock of the Bank

                                                -    to provide working capital
                                                     for the Bank to commence
                                                     its business operations
                                                     (including officers' and
                                                     employees' salaries and
                                                     construction of the
                                                     Company's permanent office
                                                     facilities)

                                                -    to pay expenses in connection with the formation of the
                                                     Company, the organization of the Bank, and this
                                                     securities offering

                                                -    for other general corporate purposes


                                                See "USE OF PROCEEDS."

RISK FACTORS........................            YOU SHOULD READ THE "RISK FACTORS" SECTION, BEGINNING ON
                                                PAGE 4, AS WELL AS THE OTHER CAUTIONARY STATEMENTS
                                                THROUGHOUT THE ENTIRE PROSPECTUS, TO ENSURE YOU
                                                UNDERSTAND THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE
                                                COMPANY'S COMMON STOCK.

                                  RISK FACTORS


        Before you invest in the Company's Common Stock, you should be aware that there are various risks, including but not limited to those described below. You should consider carefully these risk factors together with all of the other information included in this Prospectus before you decide to purchase shares of our common stock.

        This Prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue," or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Prospectus. The risk factors noted in this section and other factors noted throughout this Prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those described in any forward-looking statement.


NO OPERATING HISTORY

        Both the Company and the Bank are newly organized entities, and neither has commenced business operations.

POSSIBLE LOSS OF A PORTION OF SUBSCRIPTION FUNDS

        Before the Bank can begin operations, it must obtain several regulatory approvals and must meet certain requirements. We expect the OCC to grant preliminary approval of the Bank's charter application on or around February 6, 1999. We expect the Bank to receive approval of its application for deposit insurance from the FDIC on or around February 6, 1999. Upon receipt of preliminary approval from the OCC, the Company will file its application with the Federal Reserve Board to become a bank holding company. Once preliminary charter approval is obtained from the OCC, the Bank must obtain final approval to commence banking operations within eighteen months. There can be no assurance that these approvals will be obtained or that the Bank's opening will occur within eighteen months after receiving preliminary approval from the OCC.

        In the event that we have satisfied the Offering Conditions, broken escrow and issued the shares of Common Stock, but final approval to commence banking operations has not been granted within eighteen months after receipt of preliminary approval from the OCC, we will seek shareholder approval to dissolve and liquidate the Company. If the shareholders approve a dissolution or a liquidation of the Company, we will return to subscribers all subscription funds with interest, less all expenses incurred by the Company, including offering expenses, organizational and pre-opening expenses of the Company and the Bank, and claims of creditors. In short, if you invest in the Common Stock and the Company breaks escrow and incurs start-up expenses, but final regulatory approval is not granted, you may lose part of your initial investment. See "TERMS OF THE OFFERING -- Failure of Bank to Commence Operations."

RELIANCE ON KEY MANAGEMENT

         Regulatory approval to establish and operate a national bank partially depends upon the OCC's approval of the bank's proposed chief executive officer. Generally, the chief executive officer of a start- up financial institution is considered vital to the potential success of the new institution. In our charter application to the OCC, we proposed James C. Clinard as the Bank's chief executive officer. If

Mr. Clinard were to become unavailable for any reason, final regulatory approval to commence banking operations would be delayed until the OCC approved a suitable replacement. It is possible that we would not be able to find a suitable replacement for Mr. Clinard. See "MANAGEMENT."

FINANCIAL POSITION OF THE COMPANY

        Initially, the Company will merely act as the sole shareholder of the Bank. Thus, the profitability of the Company will be dependent upon the successful operation of the Bank. Typically, new banks are not profitable in the first year of operation and sometimes are not profitable for several years. The Bank will incur substantial expenses in establishing itself as a going concern, and we can offer no assurance that the Bank will be profitable or that future earnings, if any, will meet the levels of earnings prevailing in the banking industry.

COMPETITION

        The Bank will be a full service commercial bank, without trust powers, in Highlands County, Florida. Competition among financial institutions in Highlands County is intense, and the Bank will compete with other state and national banks, savings and loan associations, consumer finance companies, credit unions, money market mutual funds, and other financial institutions which have far greater financial resources than those available to the Bank. For example, as a start-up financial institution, the Bank's relatively small capital base may affect its ability to compete for loans due to regulatory lending limitations. In addition, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 has further increased competition by eliminating interstate branching barriers for certain financial institutions. The Bank's size may also impact its ability to compete effectively with larger institutions in offering other financial services. If the Bank is unable to compete for deposits effectively, it would likely have an adverse effect on the Bank's potential for growth and profitability. See "BUSINESS OF THE BANK -- Market Area and Competition."

UNPREDICTABLE ECONOMIC CONDITIONS

        Commercial banks and other financial institutions are affected by economic and political conditions, both domestic and international, and by governmental monetary policies. Conditions such as inflation, recession, unemployment, high interest rates, short money supply, scarce natural resources, international disorders and other factors beyond the control of the Company may adversely affect its profitability. See "BUSINESS OF THE BANK -- Monetary Policies."

INTEREST RATE SENSITIVITY

        The Bank will attempt to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing, and capital policies. The Bank's asset/liability mix will likely be monitored on a daily basis with a monthly report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to the Bank's Board of Directors. The objective of this policy is to control interest-sensitive assets and liabilities to attempt to minimize the impact of substantial movements in interest rates on the Bank's earnings. Nevertheless, rapidly rising or falling interest rates may adversely affect the Bank's performance.

GOVERNMENT REGULATION

        Both the Company and the Bank will operate in a highly regulated environment and will be subject to supervision by several governmental regulatory agencies, including the Federal Reserve Board, the OCC, the FDIC and the Securities and Exchange Commission (the "SEC"). The Company and the Bank are vulnerable to future legislation and government policy, including bank deregulation and interstate expansion, which could adversely affect the banking industry as a whole. In particular, the Bank will be subject to regulatory capital requirements. Although we believe that the Bank's initial capitalization will be sufficient to support the Bank's anticipated growth for its first five years of operation, these regulatory capital requirements may restrict future growth without the infusion of additional capital. See "SUPERVISION AND REGULATION."

PURCHASES BY ORGANIZERS

        Upon completion of the offering, the Organizers will own 145,000 shares, which will equal 24.2% of the 600,000 shares to be outstanding upon completion of the minimum offering. See "ORGANIZERS AND PRINCIPAL SHAREHOLDERS." All purchases by the Organizers will be made on the same terms as the purchases made by other investors and will count towards the achievement of the minimum offering. The Organizers have represented to the Company that all purchases of Common Stock will be made for investment purposes only and not with a view to resell the shares.

ANTI-TAKEOVER PROVISIONS

        The Company's Articles of Incorporation contain provisions requiring supermajority (66 2/3%) shareholder approval to effect certain extraordinary corporate transactions without the approval of the Board of Directors. These provisions could make it more difficult for a third party to bring about a merger, sale of control or similar transaction, even if the owners of a majority of the Common Stock vote in favor of such a transaction. In addition, the Company's Articles of Incorporation establish a classified Board of Directors, which means that only one-third of the members of the Board of Directors is elected each year and each director serves for a term of three years. The Company's Articles of Incorporation also authorize the Board of Directors to issue a series of preferred stock without shareholder action. The issuance of preferred stock by the Company could discourage a third party from attempting to acquire, or make it more difficult for a third party to acquire, a controlling interest in the Company, and could adversely affect the voting power or other rights of holders of the Common Stock. These provisions also make it more difficult for a third party to achieve a change in control of the Company through the acquisition of a large block of the Company's Common Stock without approval of the Board of Directors. These provisions may reduce the trading price of the Common Stock.

        The State of Florida has statutory provisions relating to business combinations with so-called "interested shareholders" but the Company has elected, as allowed by Florida law, not to be governed by these provisions. See "DESCRIPTION OF COMMON STOCK."

 NO ESTABLISHED MARKET

        Since the size of the offering is relatively small, it is unlikely that an active and liquid trading market will develop and be maintained. You should only invest in the Common Stock if you have a long-term investment intent. If an active market does not develop, you may not be able to sell your shares promptly or perhaps at all. Even if you can sell your shares, you may not be able to sell them at a price equal to or above the price you paid for them. At this time, we do not intend to list the Common Stock on any national securities exchange or on the Nasdaq Stock Market.

NO DIVIDENDS

        The Company does not expect to pay dividends on the Common Stock now or in the future. Rather, we intend to retain future earnings (if any) to enhance the Bank's capital structure or to defray its operating costs. Dividend distributions of national banks are restricted by statute and regulation. See "DIVIDEND POLICY."

ARBITRARY DETERMINATION OF OFFERING PRICE

        There is no established market for shares of the Company's Common Stock, nor was there an established market prior to this offering. The offering price was arbitrarily determined by the Organizers, and does not bear any relationship to the Company's assets, book value, net worth, or any other recognized criteria of value. In determining the offering price of the Common Stock, the Organizers considered the OCC bank capital requirements and general market conditions for the sale of securities. Should a market develop for the Common Stock after this offering is complete, the market price may be less than the public offering price.

ABSENCE OF PREEMPTIVE RIGHTS AND CUMULATIVE VOTING RIGHTS

        The Company's shareholders will not have any preemptive rights with respect to the issuance of additional shares of Common Stock or any other class of stock, which means that if the Company decides to issue additional shares of Common Stock, existing shareholders will not automatically be entitled to purchase additional shares to maintain their percentage ownership. In addition, the Company's shareholders will not have cumulative voting rights which means that, in the election of directors, the Company's shareholders will be entitled to cast one vote per share for each director position to be filled. Under a cumulative voting scheme, each shareholder would be entitled to cast a total number of votes equal to the number of shares owned by the shareholder multiplied by the number of director positions being filled, and to cast these votes for any one director or divide the votes among several nominated directors. One effect of cumulative voting is to prevent a majority shareholder from necessarily being able to determine the make-up of the entire board of directors.

        The authorized Common Stock of the Company consists of 10,000,000 shares. If, in the future, the Board of Directors of the Company should decide to issue additional shares of the authorized Common Stock of the Company, your ownership interest in the Company would be diluted.

POSSIBLE DILUTIVE EFFECT OF STOCK OPTION PLANS

        The Company intends to establish an Incentive Stock Option Plan which will allow the Company to grant stock options to employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries. Under this plan, the President of the Bank, James C. Clinard, will annually receive options to purchase 3,000 shares of the Company's common stock. In addition, the Board of Directors intends to establish a directors stock option plan, which will be designed to provide incentive compensation to directors in the event that the Company's common stock increases in value during the term of such options. Upon completion of the offering, each Organizer will receive options to purchase 5,000 shares of Common Stock at an exercise price of $10.00 per share. The grant of options under the Incentive Stock Option Plan and the directors stock option plan would dilute your ownership interest in the Company. See "MANAGEMENT--Stock Option Plans."

FUTURE CAPITAL NEEDS

        We intend to capitalize the Bank at $5,600,000, regardless of whether the minimum or maximum number of shares of Common Stock of the Company are sold. Based on a capitalization of $5,600,000, we believe that the Bank will be a "well capitalized" institution. See "SUPERVISION AND REGULATION." Any funds in addition to the $5,600,000 capitalization will be reserved for the growth of the Bank in compliance with OCC regulations. Although we anticipate that the minimum amount of capital to be raised by this offering (i.e., $6,000,000) will be sufficient to support the Bank's immediate capital needs, the Board of Directors of the Company may, from time to time, issue additional shares of the authorized Common Stock of the Company to obtain additional capital. These additional shares may be offered on terms different from the terms of this offering. Future issuance of additional shares would dilute your ownership interest in the Company.

YEAR 2000

        We are currently evaluating the computer systems of our data processing vendor to determine whether modifications and expenditures will be necessary to make our systems compliant with Year 2000 requirements. These requirements have arisen due to the widespread use of computer programs that rely on two-digit date codes to perform computations or decision-making functions. Many of these programs may fail as a result of their inability to properly interpret date codes beginning January 1, 2000. For example, such programs may misinterpret "00" as the year 1900 rather than 2000. In addition, some equipment being controlled by microprocessor chips may not deal appropriately with the year "00." The Company's data processing vendor has been certified as being Year 2000 compliant. As the Company expects that any computer systems or software purchased for the Bank's operations will be Year 2000 compliant, we do not anticipate that the Company or the Bank will incur significant operating expenses or be required to incur material costs to be Year 2000 compliant. The Company and the Bank will, however, form a committee which will continue to analyze and modify their systems and requirements. In addition, the Company and the Bank will have relationships with third parties other than their data processing vendor that have computer systems that may not be Year 2000 compliant. To the extent such third parties' systems are not fully Year 2000 compliant, there can be no assurance that potential systems interruptions or the cost necessary to update software would not have a material adverse effect on the Company's or the Bank's business, financial condition, results of operations, or business prospects. See "BUSINESS OF THE BANK - YEAR 2000."

NO UNDERWRITER OF THIS OFFERING

        There is no underwriter involved in this offering. Sales will be solicited only by certain executive officers and directors of the Company. Accordingly, there can be no assurance that the shares will be sold. See "TERMS OF THE OFFERING."


                                  THE COMPANY

        The Company was incorporated under the laws of the State of Florida on August 3, 1998, to operate as a bank holding company pursuant to the federal Bank Holding Company Act of 1956, as amended, and to purchase all of the authorized capital stock of the Bank, which will conduct a general banking business in Highlands County, Florida. All of the Organizers reside in Highlands County, except for Mr. Grigsby who resides in Okeechobee County, Florida. All of the Organizers will serve on the initial Board of Directors of the Company and the Bank. See "ORGANIZERS AND PRINCIPAL SHAREHOLDERS." See "MANAGEMENT."

        The Organizers expect to receive preliminary approval from the OCC to charter the Bank on or around February 6, 1999. The Company also expects the Bank to receive approval of its application for deposit insurance from the FDIC on or around February 6, 1999. Upon receipt of preliminary approval from the OCC, the Company will file an application to become a bank holding company with the Federal Reserve Board. Upon obtaining regulatory approval, the Company will be a registered bank holding company subject to regulation by the Federal Reserve Board. See "BUSINESS OF THE BANK."

        The principal offices of the Company and the Bank will be located at 320 U.S. Highway 27 North, Sebring, Florida 33870. The Bank will also operate a branch office which will be located at 600 U.S. Highway 27 North, Lake Placid, Florida 33852. The Company has entered into contracts for the purchase of land for each location. Construction on the two offices is expected to begin in February of 1999, and it is anticipated that the Bank will commence operations in August of 1999, or as soon thereafter as practicable. See "BUSINESS OF THE COMPANY -- Premises." The mailing address of the Company's present temporary office is Heartland Bancshares, Inc., 325 Central Avenue, Lake Placid, Florida 33852 and its temporary telephone number is (941) 465-0472.


                             TERMS OF THE OFFERING
GENERAL

        The Company is offering hereunder 650,000 shares of its Common Stock for cash at a price of $10.00 per share. A minimum subscription of 500 shares is required for each subscription hereunder. Investors may subscribe to a maximum of 50,000 shares, or 7.7% of the total number of shares being offered. The purchase price shall be paid in full upon execution and delivery of the Subscription Agreement. All subscriptions tendered by investors are subject to acceptance by the Board of Directors of the Company, and the Company reserves the absolute and unqualified right to reject or reduce any subscription for any reason prior to acceptance. Subscriptions which are rejected by the Company will be returned to the subscriber without interest. Investors whose subscription is reduced by the Company may withdraw their subscription within ten days after being notified of such reduction by the Company. The Company reserves the right to cancel this offering at any time prior to the time it withdraws funds from the Subscription Escrow Account, for any reason whatsoever.

        Prior to this offering there has been no established public market for the shares of the Common Stock and there can be no assurance that an established market for such stock will develop. The offering price has been arbitrarily determined and is not a reflection of the Company's book value, net worth or any other such recognized criteria of value. In determining the offering price of the Common Stock, the capital requirements imposed by the OCC and general market conditions for the sale of such securities were considered. There can be no assurance that, if a market should develop for the Common Stock, the post-offering market price will equal or exceed the offering price.

CONDITIONS OF THE OFFERING

        This offering will expire at 5:00 p.m. Eastern Time, on _______, 199__ (90 days from the date of this Prospectus) (the "Expiration Date"), unless such date is extended by the Company. The Expiration Date may be extended by the Company without notice to subscribers for up to three consecutive 90-day periods, or not later than __________, 19__. The offering is expressly conditioned upon fulfillment of the following conditions (the "Offering Conditions") on or prior to the Expiration Date, as extended. The Offering Conditions, which may not be waived, are as follows:

        (a) not less than $6,000,000 shall have been deposited with the Escrow Agent in the Subscription Escrow Account;

        (b) the Company shall have received approval from the Federal Reserve Board of its application to become a bank holding company;

        (c) the Organizers shall have received preliminary approval from the OCC to charter the Bank;

        (d) the proposed Bank shall have received approval of its application for deposit insurance from the FDIC; and

        (e) the Company shall not have canceled this offering prior to the time funds are withdrawn from the Subscription Escrow Account.

ESCROW OF SUBSCRIPTION FUNDS

        Until the Offering Conditions above have been met, all subscription funds and documents tendered by investors will be placed in an escrow account (the "Subscription Escrow Account") with SunTrust Bank, Central Florida, N.A. (the "Escrow Agent"). Pursuant to the terms of the Escrow Agreement (the form of which is attached to this Prospectus as Appendix A), if all of the Offering Conditions are met, the Company may certify such fact to the Escrow Agent and the Escrow Agent will release all subscription funds, and any profits thereon, to the Company. Subscription funds are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

        Pending disposition of the Subscription Escrow Account under the Escrow Agreement, the Escrow Agent is authorized, upon instructions to be given by the President of the Bank, to invest subscription funds in investments of the United States Government, United States Government-backed securities, and/or in repurchase agreements collateralized by United States Government-backed securities. The Company will invest the subscription funds and any additional funds obtained after breaking escrow and prior to the time that the Company infuses capital into the Bank in a similar manner. The offering proceeds will be used to purchase capital stock of the Bank and to repay expenses incurred in the organization of the Company and the Bank. See "USE OF PROCEEDS."

        In the event the Offering Conditions are not met by the Expiration Date, as extended, the Escrow Agent shall promptly return to the subscribers their subscription funds, together with their allocated share of profits, if any, earned on the investment of the Subscription Escrow Account. Each subscriber's proportionate share of Subscription Escrow Account earnings shall be that fraction (i) the numerator of which is the dollar amount of such subscriber's tendered subscription multiplied by the number of days between the date of acceptance of the investor's subscription and the date of the offering termination, inclusive (the subscriber's "Time Subscription Factor"), and (ii) the denominator of which is the aggregate Time Subscription Factors of all investors depositing subscription funds in the Subscription Escrow Account. If the Offering Conditions are not satisfied, the expenses incurred by the Company will be borne by the Organizers and not by the subscribers.

        NO ASSURANCE CAN BE GIVEN THAT SUBSCRIPTION FUNDS CAN OR WILL BE INVESTED AT THE HIGHEST RATE OF RETURN AVAILABLE OR THAT ANY PROFITS WILL BE REALIZED FROM THE INVESTMENT OF SUBSCRIPTION FUNDS.

        If all Offering Conditions are satisfied, and the Company withdraws the subscription funds from the Subscription Escrow Account, all profits and earnings on such account shall belong to the Company.

        SunTrust Bank, Central Florida, N.A., by accepting appointment as Escrow Agent under the Escrow Agreement, in no way endorses the purchase of the Company's securities by any person.

FAILURE OF BANK TO COMMENCE OPERATIONS

        The OCC requires that a new national bank open for business (i.e., obtain a charter) within 18 months after receipt of preliminary approval from the OCC. The Organizers anticipate that the Bank will open for business in August of 1999. Because final approval of the Bank's charter is conditioned on the Company's raising $6,000,000 of funds to capitalize the Bank, the Company expects to issue the shares of Common Stock before it has obtained all final regulatory approvals for the Bank. In the event that the Company issues the shares of Common Stock and the OCC does not grant the Bank final regulatory approval to commence banking operations by 18 months after the Bank's receipt of preliminary approval from the OCC, the Company will solicit shareholder approval for its dissolution and liquidation, in which event the Company will promptly return to subscribers all subscription funds and interest earned thereon, less all expenses incurred by the Company, including the expenses of the offering and the organizational and pre-opening expenses of the Company and the Bank. Therefore, if the Company and the Bank do not receive final regulatory approvals, subscribers whose funds were originally placed in escrow and subscribers whose funds were immediately available to the Company face the risk of loss of a portion of their subscription funds. It is possible that this return may be further reduced by amounts paid to satisfy claims of creditors, as discussed in the following paragraph.

        Once the Company issues the shares of Common Stock offered hereby, the offering proceeds may be considered part of general corporate funds and thus may be subject to the claims of creditors of the Company, including claims against the Company that may arise out of actions of the Company's officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the offering prior to the Bank's commencement of banking operations. If such an attachment occurred and it became necessary to pay the subscription funds to shareholders because of failure to obtain all necessary regulatory approvals, the payment process might be delayed, and if it became necessary to pay creditors from the subscription funds, the payment to shareholders might be further reduced.

PURCHASES BY ORGANIZERS OF THE COMPANY

        Upon completion of the offering, the Organizers will own 145,000 shares of the Company's Common Stock, or 24.2% of the 600,000 shares to be outstanding upon completion of the minimum offering. All purchases by the Organizers will be made on the same terms as those made by other investors and will count toward the achievement of the minimum offering. The Organizers have represented to the Company that any such purchases will be made for investment purposes only and not with a view to resell such shares. See "MANAGEMENT."

PLAN OF DISTRIBUTION

        The Company may cancel this offering for any reason at any time prior to the release of subscription funds from the Subscription Escrow Account, and accepted subscriptions are subject to cancellation in the event that the Company elects to cancel the offering in its entirety. In the event that the Offering Conditions have not been satisfied by the Expiration Date, this offering will be terminated and subscription funds promptly returned to the subscribers, together with their allocated share of profits, if any, earned on the investment of the Subscription Escrow Account as described above. See "TERMS OF THE OFFERING -- Escrow of Subscription Funds."

        Shares of the Common Stock of the Company will be marketed on a best-efforts, 600,000 share minimum basis exclusively through certain directors and executive officers of the Company, none of whom will receive any commissions or other form of remuneration based on the sale of the shares. However, in the event that the Offering Conditions have not been satisfied by ___________________, the Company may engage an underwriter to sell the shares on a best-efforts basis and such underwriter would receive a commission based upon such sales. It is anticipated that commissions paid to such underwriter, if retained, will not exceed 10% of the $10.00 per share sales price and that other expenses of such underwriting will not exceed an aggregate of $50,000. In the event that the Offering Conditions have not been satisfied by the Expiration Date, this offering will be terminated and subscription funds promptly returned to the subscribers, together with their allocated share of profits, if any, earned on the investment of the Subscription Escrow Account as described above. See "TERMS OF THE OFFERING -- Escrow of Subscription Funds."

        Subscriptions to purchase shares of Common Stock can be made by completing the Subscription Agreement attached to this Prospectus and delivering the same to the Company at Heartland Bancshares, Inc., 325 Central Avenue, Lake Placid, Florida 33852 or mailing the same in the enclosed self-addressed, stamped envelope. Full payment of the purchase price must accompany the subscription. Unless otherwise agreed by the Company, all subscription amounts must be paid in United States currency by check, bank draft or money order payable to "SunTrust Bank, Central Florida, N.A., Escrow Agent for Heartland Bancshares, Inc." Failure to pay the full subscription price shall entitle the Company to disregard the subscription.

        No Subscription Agreement is binding until accepted by the Company. The Company may refuse to accept any subscription for shares, in whole or in part, for any reason whatsoever. As soon as practicable, but no more than ten business days after receipt of a subscription, the Company will accept or reject such subscription. Subscriptions not rejected by the Company within this ten day period shall be deemed accepted. If the Company refuses to accept all or part of a subscription, a refund, without interest, of the payment for shares in excess of the number of shares allocated to the subscriber will be issued by mail to the subscriber within ten days of the date of the rejection.

        After a subscription is accepted and proper payment received, the Company will not cancel such subscription unless all accepted subscriptions are canceled. Once a subscription is accepted by the Company, it cannot be withdrawn by the subscriber. A subscription will be accepted in writing by the Company in the Form of Acceptance attached to this Prospectus.

        Certificates representing shares of Common Stock of the Company, duly authorized and fully paid, will be issued as soon as practicable after subscription funds are released to the Company from the Subscription Escrow Account.

                                USE OF PROCEEDS

        The gross proceeds from the sale of shares of Common Stock offered by the Company are estimated to be $6,000,000 assuming the sale of a minimum of 600,000 shares, and $6,500,000 assuming the sale of a maximum of 650,000 shares. The estimated expenses of this offering are as follows:

        Registration fees, including state securities
            registrations fees and expenses............................................    $    2,307

        Legal fees and expenses........................................................        18,000

        Accounting fees and expenses...................................................         1,500

        Printing and engraving expenses................................................         5,000

        Advertising....................................................................         3,500

        Mailing and distribution.......................................................         5,000

        Entertainment..................................................................         5,000

        Miscellaneous..................................................................         1,000
                                                                                           ----------

             Total expenses ...........................................................    $   41,307
                                                                                           ==========


              Net proceeds (minimum offering)..........................................    $5,958,693

              Net proceeds (maximum offering)..........................................    $6,458,693


        The net proceeds of this offering as well as any interest earned on the subscription funds will be used by the Company, after breaking escrow, primarily for the purchase all of the issued and outstanding capital stock of the Bank. The Bank will, in turn, use the funds as capital to commence its business operations (including officers' and employees' salaries and construction of the Bank's permanent facilities) and to repay expenses incurred in the organization of the Company and the Bank.

        As indicated in the charter application of the Bank filed by the Company with the OCC, the Company intends to capitalize the Bank at $5,600,000. Accordingly, any net proceeds of this offering in excess of $5,600,000 will be retained by the Company for growth of the Bank in compliance with OCC regulations regarding the ratio that the Bank's total assets may bear to its total capital. Although management of the Company anticipates that the proceeds of this offering will be sufficient to support the Bank's immediate capital needs, if the Bank experiences greater growth than anticipated it may require the infusion of capital in addition to the proceeds of this offering. In that event, management of the Company would seek to support such growth through debt financing; however, such financing might not be available, or, if available, might not be on terms acceptable to management.

        The following is a schedule of the estimated use by the Bank of the proceeds from the sale of the Common Stock of the Company, including the Bank's estimated operating expenses for its first 12 months of operation.

        Organizational and pre-opening expenses
           of Bank including salaries,
           legal and accounting fees(1).......................        $   208,481  *

        Land purchase and construction of
           Sebring bank facility(2)...........................          1,175,000  *

        Land purchase and construction of
           Lake Placid bank facility(2).......................            796,000  *

        Salaries and benefits(3)..............................            784,920  +

        Directors' fees.......................................              7,200  +

        Occupancy expenses(4)
           (utilities, property insurance, etc.)..............            106,400  +

        General and administrative expenses,
           composed primarily of data processing,
           marketing and advertising, telephone
           and casualty and deposit insurance(5)..............            174,030  +

        Furniture, fixtures and equipment(5)..................            461,865  *

        Working capital.......................................          1,886,104
                                                                      -----------

                                                                      $ 5,600,000
                                                                      ===========

-----------------

* Represents expenses which will be incurred prior to commencement of operations of the Bank.

+ Represents operating expenses which will be incurred during the Bank's first 12 months of operations.

(1) These expenses will be incurred prior to the commencement of operations of the Bank and are being funded from the proceeds of a line of credit the Company has obtained from SunTrust Bank, Central Florida, N.A.

(2) Costs for construction of the Bank's offices are based on an architect's estimate. The land upon which the facility will be located will be purchased. The construction is expected to begin in February of 1999, and be completed in August of 1999. See "BUSINESS OF THE BANK -- Premises."

(3) Salaries and benefits are based on management's estimates of the number and types of employees which will be required during the first 12 months of operations of the Bank. It is presently anticipated that the Bank will initially employ 19 individuals, including five officers.

(4) These expenses are based on the experiences of similar size banks in the region and on management's previous banking experience.

(5) Furniture and equipment cost is based on the Organizers' estimates and upon information from suppliers of bank equipment of the costs required to furnish and equip the Company for the expected level of operations.

        The expenses described above are estimates only and assume the Company will commence operations in August of 1999, or as soon thereafter as practicable. Actual expenses may exceed these amounts. A portion of these expenses will be offset by revenues generated by the Company during its first year of operation.


                                DIVIDEND POLICY

        As the Company and the Bank are both start-up operations, the Board of Directors of the Company intends to reinvest earnings for such period of time as is necessary to ensure the success of the operations of the Company and the Bank. There are no current plans to initiate payment of cash dividends, and future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company.

        The Bank will be restricted in its ability to pay dividends by the national banking laws and OCC regulations. Pursuant to 12 U.S.C. ss. 56, a national bank may not pay dividends from its capital. In addition, no dividends may be made in an amount greater than a national bank's undivided profits, subject to other applicable provisions of law. Payments of dividends out of undivided profits is further limited by 12 U.S.C. ss. 60(a), which prohibits a bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus not less than 1/10 of the Bank's net income of the preceding two consecutive half year periods (in the case of an annual dividend). Pursuant to 12 U.S.C. ss. 60(b), the approval of the OCC is required if the total of all dividends declared by the Bank in any calendar year exceeds the total of its net income for that year combined with its retained net income for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

        The Company is still in the development stage, and will remain in that stage until the offering of the Common Stock is complete. The Company initially funded its start-up and organization costs through capital contributions of the Organizers in the amount of $10,000 and advances from the Organizers in the amount of $40,000. The Company subsequently obtained a $300,000 line of credit from SunTrust Bank, Central Florida, N.A., a portion of the proceeds of which were used to repay, without interest, the $40,000 advanced by the Organizers. In return for the $1,000 capital contribution made by each Organizer, the Company has issued each Organizer 100 shares of Common Stock. See "USE OF PROCEEDS." Total organizational costs paid and accrued as of September 30, 1998 amounted to approximately $40,215. These costs include consultant fees, legal fees and regulatory application fees.

        Subscription funds during the offering contemplated herein will be placed in the Subscription Escrow Account and invested in investments of the United States Government, United States Government-backed securities and/or in repurchase agreements collateralized by United States Government-backed securities.

        In the opinion of the Company, the minimum net proceeds of $6,000,000 from the minimum offering will be adequate capital to support the growth of the Company for its first five years of operation and the Bank for its first five years of operation. It is not anticipated that the Company will find it necessary to raise additional funds to meet expenditures required to operate the business of the Company and the Bank over the next 12 months. All anticipated material expenditures for such period have been identified and provided for out of the proceeds of this offering. See "USE OF PROCEEDS."

        The plan of operations for the Company and the Bank is described in detail elsewhere in this Prospectus. See "BUSINESS OF THE COMPANY" and "BUSINESS OF THE BANK."

                            BUSINESS OF THE COMPANY

GENERAL

        The Company was incorporated under the laws of the State of Florida on August 3, 1998, for the purpose of organizing the Bank and purchasing all of the outstanding capital stock of the Bank. The Organizers expect to receive preliminary approval from the OCC to charter the Bank by February 6, 1999. The Company also expects the Bank to receive approval of its application for deposit insurance from the FDIC by February 6, 1999. Upon receipt of preliminary approval from the OCC, the Company will file an application with the Federal Reserve Board to become a bank holding company. The Company has been organized as a mechanism to enhance the Bank's ability to serve its future customers' requirements for financial services. The holding company structure will provide flexibility for expansion of the Company's banking business through acquisition of other financial institutions and provision of additional banking-related services which the traditional commercial bank may not provide under present laws. For example, banking regulations require that the Bank maintain a minimum ratio of capital to assets. In the event that the Bank's growth is such that this minimum ratio is not maintained, the Company may borrow funds, subject to the capital adequacy guidelines of the Federal Reserve Board, and contribute them to the capital of the Bank and otherwise raise capital in a manner which is unavailable to the Bank under existing banking regulations.

        The Company has no present plans to acquire any operating subsidiaries other than the Bank; however, it is expected that the Company may make additional acquisitions in the event that the Bank becomes profitable and such acquisitions are deemed to be in the best interests of the Company and its shareholders. Such acquisitions, if any, will be subject to certain regulatory approvals and requirements.
See "SUPERVISION AND REGULATION."

                              BUSINESS OF THE BANK

GENERAL

        The Organizers expect preliminary approval from the OCC to charter the Bank on or around February 6, 1999. The Organizers expect approval of the Bank's application for deposit insurance from the FDIC on or around February 6, 1999.

        The Bank anticipates that it will commence business operations in August of 1999. The Bank plans to be a full service commercial bank, without trust powers. The Bank will offer a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest bearing statement savings accounts, certificates of deposit, commercial loans, real estate loans, home equity loans and consumer/installment loans. In addition, the Bank will provide such consumer services as U.S. Savings Bonds, travelers checks, cashiers checks, safe deposit boxes, bank by mail services, direct deposit, credit cards and automatic teller services.

        The philosophy of management of the Bank with respect to its initial operations will emphasize prompt and responsive personal service to members of the business and professional community of Highlands County, Florida, in order to attract customers and acquire market share now controlled by other financial institutions in the Bank's market area. The Bank's prime location and range of banking services, as well as its emphasis on personal attention and service, prompt decision making and consistency in banking personnel, will be major tools in the Bank's efforts to capture such market share. In addition, the Bank's executive officers have substantial banking experience, which will be an asset in providing both products and services designed to meet the needs of the Bank's customer base. All of the Organizers are active members of the business community in and around the Highlands County area, and continued active community involvement will provide an opportunity to promote the Bank and its products and services. The Organizers intend to utilize target marketing and superior selling efforts in order to build a distinct institutional image for the Bank and to capture a customer base.

MARKET AREA AND COMPETITION

        The primary service area ("PSA") for the Bank will be all of Highlands County. Highlands County is located in the central part of Florida, approximately 100 miles from the east and west coasts. The county consists of three major communities, Sebring, Lake Placid and Avon Park. These communities are geographically located from the northern border of Highlands County to the south, a distance of approximately twelve miles apart. Each has its own municipal government, schools and identity.

         Highlands County represents a diverse market with a stable economy. Agriculture (citrus), health services and small retail service businesses are the major industries in the county. The county is also a major retirement community and continues to attract retirees due to the lower cost of living as compared to the coastal areas of Florida. Approximately 46% of the population of Highlands County is over the age of 55. According to the Bureau of Economic and Business Research of the University of Florida, the 1997 population for Highlands County was 79,536, representing an increase of 16.32% from 1990. The population is projected to increase to 107,295 by 2000.

        The Bank proposes to operate two locations in Highlands County. One location will be in Sebring and the other in Lake Placid. These two cities represent the major business and retail activity for the county and the Bank expects to generate over 95% of its business from these two cities. The Bank will service the needs of the low to moderate income areas, while targeting households with $25,000 in annual income and businesses with up to $10 million in sales, including agriculture businesses, attorneys, physicians, and small retail and service businesses.

        Competition in the Bank's PSA is intense. Total commercial bank and thrift deposits in Highlands County as of June of 1997 were $1,028,757 with an average annual growth rate for the preceding five years of 5.85%. The Highlands County market consists of seven commercial banks with 27 branches. The four regional holding company banks operating in Highlands County possess 88% of the market share in the county. Barnett Bank has historically held the dominant market share in the county with 34.9% market share as of June, 1997. One locally owned independent bank also operates in Highlands County, and two independent banks each have one branch office in the county.

         Financial institutions primarily compete with one another for deposits. In turn, a bank's deposit base directly affects such bank's loan activities and general growth. Primary methods of competition include interest rates on deposits and loans, service charges on deposit accounts and the designing of unique financial services products. The Bank will be competing with financial institutions which have much greater financial resources than the Bank, and which may be able to offer more and unique services and possibly better terms to their customers. However, the Organizers believe that the Bank will be able to attract sufficient deposits to enable it to compete effectively with other area financial institutions. The Organizers believe that the Bank will have the advantage of being locally owned and managed, enabling it to benefit from the high visibility and excellent business contacts of its Organizers.

        The Bank will be in competition with existing area financial institutions other than commercial banks and savings and loan associations, including insurance companies, consumer finance companies, brokerage houses, credit unions and other business entities which have recently been invading the traditional banking markets. Due to the growth of the Bank's PSA, it is anticipated that additional competition will continue from new entrants to the market.

DEPOSITS

        The Bank will offer a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest bearing statement savings accounts and certificates of deposit with fixed and variable rates and a range of maturity date options. The sources of deposits will be residents, businesses and employees of businesses within the Bank's market area, obtained through the personal solicitation of the Bank's officers and directors, direct mail solicitation and advertisements published in the local media. The Bank will pay competitive interest rates on time and savings deposits up to the maximum permitted by law or regulation. In addition, the Bank will implement a service charge fee schedule competitive with other financial institutions in the Bank's market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and the like.

LOAN PORTFOLIO

        The Bank will engage in a full complement of lending activities, including commercial, consumer/installment (including credit cards) and real estate loans. Initially, the Bank will have a legal lending limit for unsecured loans of up to $840,000 to any one person. See "SUPERVISION AND REGULATION."

        Commercial and Industrial Loans

        Commercial lending will be directed principally towards businesses whose demands for funds fall within the Bank's legal lending limits and which are potential deposit customers of the Bank. This category of loans includes loans made to individual, partnership, or corporate borrowers, for a variety of business purposes. Particular emphasis will be placed on loans to small and medium-sized businesses and professionals.

        Consumer Loans

        The Bank's consumer loans will consist primarily of installment loans to individuals for personal, family and household purposes, including automobile loans to individuals and pre-approved lines of credit, separate from and including credit cards. This category of loans will also include lines of credit and term loans secured by second mortgages on the residences of borrowers for a variety of purposes including home improvements, education, and other personal expenditures.

        Real Estate Loans

        The Bank's real estate loans will consist of residential first and second mortgage loans, residential construction loans and commercial real estate loans to a limited degree. These loans will be made consistent with the Bank's appraisal policy and real estate lending policy which will detail maximum loan to value ratios and maturities. These loan to value ratios will be sufficient to compensate for fluctuations in the real estate market to minimize the risk of loss to the Bank.

        The Organizers believe the Bank's market offers a significant opportunity for residential real estate mortgage lending. This opportunity includes residential construction loans to buyers and owners as well as to creditworthy contractors for custom built homes with purchase contracts in place. The Bank anticipates that permanent mortgage loans would be offered with terms that parallel purchase commitments from permanent investors.

        While risk of loss in the Bank's loan portfolio is primarily tied to the credit quality of the various borrowers, risk of loss may also increase due to factors beyond the Bank's control, such as local, regional and/or national economic downturns. General conditions in the real estate market may also impact the relative risk in the Bank's real estate portfolio. Of the Bank's target areas of lending activities, commercial loans are generally considered to have greater risk than real estate loans or consumer installment loans.

        The Organizers intend to originate loans and to participate with other banks with respect to loans which exceed the Bank's lending limits. Management of the Bank does not believe that loan participations will necessarily pose any greater risk of loss than loans which the Bank originates.

INVESTMENTS

        In its first year of operation, management of the Bank anticipates that investment securities will comprise approximately 48% of the Bank's assets, loans will comprise approximately 42% of the Bank's assets, and other investments will comprise approximately 10% of the Bank's assets. The Bank intends to invest primarily in direct obligations of the United States, obligations guaranteed as to principal and interest by the United States, obligations of agencies of the United States and certificates of deposit issued by commercial banks. In addition, the Bank will enter into Federal Funds transactions with its principal correspondent banks, and anticipates that it will primarily act as a net seller of such funds. The sale of Federal Funds amounts to a short-term loan from the Bank to another bank.

ASSET/LIABILITY MANAGEMENT

        It is the objective of the Bank to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan investment, borrowing and capital policies. Certain of the officers of the Bank will be responsible for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix, stability and leverage of all sources of funds while adhering to prudent banking practices. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management of the Bank will seek to invest the largest portion of the Bank's assets in commercial, consumer and real estate loans.

        The Bank's asset/liability mix will likely be monitored on a daily basis with a monthly report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to the Board of Directors. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on the Bank's earnings.

CORRESPONDENT BANKING

        Correspondent banking involves the providing of services by one bank to another bank which cannot provide that service for itself from an economic or practical standpoint. The Bank will be required to purchase correspondent services offered by larger banks, including check collections, purchase of Federal Funds, security safekeeping, investment services, coin and currency supplies, over line and liquidity loan participations and sales of loans to or participations with correspondent banks.

        The Bank anticipates that it will sell loan participations to correspondent banks with respect to loans which exceed the Bank's lending limit. As compensation for services provided by a correspondent, the Bank may maintain certain balances with such correspondents in non-interest bearing accounts.

DATA PROCESSING

        The Bank expects to enter a data processing servicing agreement with ________. This servicing agreement is expected to provide for the Bank to receive a full range of data processing services, including an automated general ledger, deposit accounting, commercial, real estate and installment lending data processing and central information file. The Bank also anticipates entering into an agreement with _______ to provide payroll services, with _______ to provide ATM processing services and with _______ to provide investment portfolio accounting.


YEAR 2000

        The Company is currently evaluating the computer systems of its data processing vendor to determine whether modifications and expenditures will be necessary to make our systems compliant with Year 2000 requirements. These requirements have arisen due to the widespread use of computer programs that rely on two-digit date codes to perform computations or decision-making functions. Many of these programs may fail as a result of their inability to properly interpret date codes beginning January 1, 2000. For example, such programs may misinterpret "00" as the year 1900 rather than 2000. In addition, some equipment being controlled by microprocessor chips may not deal appropriately with the year "00." The Company's data processing vendor has been certified as being Year 2000 compliant. As the Company expects that any computer systems or software purchased for the Bank's operations will be Year 2000 compliant, we do not anticipate that the Company or the Bank will incur significant operating expenses or be required to incur material costs to be Year 2000 compliant. The Company and the Bank will, however, form a committee which will continue to analyze and modify their systems and requirements. In addition, the Company and the Bank will have relationships with third parties other than their data processing vendor that have computer systems that may not be Year 2000 compliant. To the extent such third parties' systems are not fully Year 2000 compliant, there can be no assurance that potential systems interruptions or the cost necessary to update software would not have a material adverse effect on the Company's or the Bank's business, financial condition, results of operations, or business prospects.

        An area of concern to the Company, the Bank, and its primary regulator, the OCC, is the effect of Year 2000 issues on its deposit and loan customers. Failure to address Year 2000 related issues could have significant impact on the ability of certain customers of the Bank to continue operations. The Bank's loan portfolio could be negatively impacted if customers are unable to honor loan agreements and defaults occur as a result of failure to address Year 2000. These customer relationships will be monitored to ensure that the necessary modifications to systems will be made on a timely basis. In addition, the Bank will review Year 2000 related issues as part of its normal underwriting criteria and loan approval process. The Bank also will include Year 2000 compliance requirements and covenants requiring compliance within its standard loan agreements. Although the Company and Bank have taken extensive steps to address Year 2000 customer related issues, there can be no assurance that these customers will be Year 2000 compliant. Failure of certain customers to adequately address these issues could result in loan defaults which would negatively impact the Company's earnings.

        Although the Company and Bank will take extensive steps to address Year 2000 related issues, there can be no assurance that all necessary modifications will be identified and corrected or that unforeseen difficulties or costs will not arise. In addition, there can be no assurance that the failure of the Bank's internal systems or the systems provided by its data processing vendor or other companies on which the Company's systems rely will not negatively impact the Bank's systems or operations.

EMPLOYEES

        In its first year of operation, the Company and the Bank expect to employ 19 individuals on a full-time basis, including five officers. The Bank will hire additional persons as needed, including additional tellers and financial service representatives.

MONETARY POLICIES

        The results of operations of the Bank will be affected by credit policies of monetary authorities, particularly the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The instruments of monetary policy employed by the Federal Reserve Board include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve Board, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Bank.

PREMISES

        The Company has entered into contracts to purchase land for each of the Bank's offices. The headquarters building for both the Company and the Bank, a 1.9-acre of land parcel of land at 320 U.S. Highway 27 North, Sebring, Florida 33870, will be purchased for a price of $625,000. The Bank's branch office in Lake Placid will be located on a 1.167-acre parcel of land at and will be purchased for a price of $246,000. The proposed property to be purchased for the Bank's branch office in Lake Placid is currently owned by Edward L. Smoak, an Organizer of the Company and the Bank. See "CERTAIN TRANSACTIONS."

        Construction of the Bank's facilities is expected to begin in February of 1999. Each facility will consist of a 5,000 square foot office facility containing a vault, four offices, five teller stations, four drive-in windows, a boardroom conference facility and a loan operations area.

                           SUPERVISION AND REGULATION

GENERAL

        The Company and the Bank will operate in a highly regulated environment, and the business activities of the Company and the Bank will be supervised by a number of federal regulatory agencies, including the Federal Reserve Board, the OCC, the Florida Banking Department and the FDIC.

        The Company will be regulated by the Federal Reserve Board under the federal Bank Holding Company Act of 1956, which requires every bank holding company to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of the voting shares of any bank or all or substantially all of the assets of a bank, and before merging or consolidating with another bank holding company. The Federal Reserve Board (pursuant to regulation and published policy statements) has maintained that a bank holding company must serve as a source of financial strength to its subsidiary banks. In adhering to the Federal Reserve Board policy, the Company may be required to provide financial support to its subsidiary bank at a time when, absent such Federal Reserve Board policy, the Company may not deem it advisable to provide such assistance.

        Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, which became effective in November 1994, the restrictions on interstate acquisitions of banks by bank holding companies were repealed as of September 29, 1995, such that the Company and any other bank holding company located in Florida is able to acquire a bank located in any other state, and a bank holding company located outside Florida can acquire any Florida-based bank, in either case subject to certain deposit percentage and other restrictions. Beginning on June 1, 1997, the legislation provides that unless an individual state has elected to prohibit out-of-state banks from operating interstate branches within its territory, adequately capitalized and managed bank holding companies will be able to consolidate their multi-state bank operations into a single bank subsidiary and to branch interstate through acquisitions. De novo branching by an out-of-state bank would be permitted only if it is expressly permitted by the laws of the host state. Florida does not permit de novo banking by an out-of-state bank. Therefore, the only method by which an out-of-state bank or bank holding company may enter Florida is through an acquisition. The authority of a bank to establish and operate branches within a state will continue to be subject to applicable state branching laws.

        A bank holding company is generally prohibited from acquiring control of any company which is not a bank and from engaging in any business other than the business of banking or managing and controlling banks. However, there are certain activities which have been identified by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto and thus permissible for bank holding companies. Effective April 21, 1997, the Federal Reserve Board revised and expanded the list of permissible non-banking activities, which includes the following activities: extending credit and servicing loans; acting as investment or financial advisor to subsidiaries and certain outside companies; leasing personal and real property or acting as a broker with respect thereto; providing management and employee benefits consulting advice and career counseling services to nonaffiliated banks and nonbank depository institutions; operating certain nonbank depository institutions; performing certain trust company functions; providing certain agency transactional services, including securities brokerage services, riskless principal transactions, private placement services, and acting as a futures commission merchant; providing data processing and data transmission services; acting as an insurance agent or underwriter with respect to limited types of insurance; performing real estate appraisals; arranging commercial real estate equity financing; providing check-guaranty, collection agency and credit bureau services; engaging in asset management, servicing and collection activities; providing real estate settlement services; acquiring certain debt which is in default; underwriting and dealing in obligations of the United States, the states and their political subdivisions; engaging as a principal in foreign exchange trading and dealing in precious metals; providing other support services such as courier services and the printing and selling of checks; and investing in programs designed to promote community welfare.

        In determining whether an activity is so closely related to banking as to be permissible for bank holding companies, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce such benefits to the public as greater convenience, increased competition and gains in efficiency that outweigh such possible adverse effects as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices. Generally, bank holding companies are required to obtain prior approval of the Federal Reserve Board to engage in any new activity not previously approved by the Federal Reserve Board.

        The Company is also regulated, to a limited extent, by the Florida Banking Department under the Florida Financial Institutions Code, which requires every bank holding company to obtain the prior approval of the Florida Commissioner of Banking before acquiring more than 5% of the voting shares of any Florida bank or all or substantially all of the assets of a Florida bank, or before merging or consolidating with any Florida bank holding company. A bank holding company is generally prohibited from acquiring ownership or control of 5% or more of the voting shares of any Florida bank or Florida bank holding company unless the Florida bank or all subsidiaries of the Florida bank holding company to be acquired have been in existence and continuously operating, on the date of such acquisition, for a period of three years or more. However, approval of the Florida Banking Department is not required if the bank to be acquired or all bank subsidiaries of the Florida bank holding company to be acquired are national banks.

        The Bank, as a subsidiary of the Company, is subject to restrictions under federal law in dealing with the Company and other affiliates, if any. These restrictions apply to extensions of credit to an affiliate, investments in the securities of an affiliate and the purchase of assets from an affiliate.

        Loans and extensions of credit by national banks are subject to legal lending limitations. Under federal law, a national bank's total outstanding loans and extensions of credit to one borrower may not exceed 15% of its capital and surplus, plus an additional 10% of its capital and surplus, if such additional amount is fully secured by readily marketable collateral. Loans and extensions of credit may exceed the general lending limit if they qualify under one of several exceptions. Such exceptions include certain loans or extensions of credit arising from the discount of commercial or business paper, the purchase of bankers' acceptances, loans secured by documents of title, loans secured by U.S. obligations and loans to or guaranteed by the federal government.

CAPITAL ADEQUACY REQUIREMENTS

        Both the Company and the Bank are subject to regulatory capital requirements imposed by the Federal Reserve Board and the OCC. The Federal Reserve Board and the OCC have issued risk-based capital guidelines for bank holding companies and banks which make regulatory capital requirements more sensitive to differences in risk profiles of various banking organizations. The capital adequacy guidelines issued by the Federal Reserve Board are applied to bank holding companies on a consolidated basis with the banks owned by the holding company. The OCC's risk capital guidelines apply directly to national banks regardless of whether they are a subsidiary of a bank holding company. Both agencies' requirements (which are substantially similar), provide that banking organizations must have capital equivalent to 8% of risk weighted assets. The risk weights assigned to assets are based primarily on credit risks. Both the Federal Reserve Board and the OCC have also implemented new minimum capital leverage ratios to be used in tandem with the risk-based guidelines in assessing the overall capital adequacy of banks and bank holding companies. Under these rules, banking institutions are required to maintain a ratio of 4% "Tier 1" capital to total assets (net of goodwill). Tier 1 capital includes common shareholders equity, noncumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less certain intangible assets.

        Both the risk-based capital guidelines and the leverage ratio are minimum requirements, applicable only to top-rated banking institutions. Institutions operating at or near these levels are expected to have well-diversified risk, high asset quality, high liquidity, good earnings and in general, have to be considered strong banking organizations, rated composite 1 under the CAMEL rating system for banks. Institutions with lower ratings and institutions with high levels of risk or experiencing or anticipating significant growth would be expected to maintain ratios 100 to 200 basis points above the stated minimums.

        The OCC has amended the risk-based capital guidelines applicable to national banks in an effort to clarify certain questions of interpretation and implementation, specifically with regard to treatment of originated and purchased mortgage servicing rights and other intangible assets. The OCC's guidelines provide that intangible assets are generally deducted from Tier 1 capital in calculating a bank's risk-based capital ratio. However, certain intangible assets which meet specified criteria ("qualifying intangibles") such as mortgage servicing rights are retained as a part of Tier 1 capital. The OCC currently maintains that only mortgage servicing rights and purchased credit card relationships meet the criteria to be considered qualifying intangibles. The OCC's guidelines formerly provided that the amount of such qualifying intangibles that may be included in Tier 1 capital was strictly limited to a maximum of 25% of total Tier 1 capital. The OCC has amended its guidelines to increase the limitation on such qualifying intangibles from 25% to 50% of Tier 1 capital and further to permit the inclusion of purchased credit card relationships as a qualifying intangible asset.

        In addition, the OCC has adopted rules which clarify treatment of asset sales with recourse not reported on a bank's balance sheet. Among assets affected are mortgages sold with recourse under Fannie Mae, Freddie Mac and Farmer Mac programs. The rules clarify that even though those transactions are treated as asset sales for bank Call Report purposes, those assets will still be subject to a capital charge under the risk-based capital guidelines.

        The OCC, the Federal Reserve Board and the FDIC recently adopted final regulations revising their risk-based capital guidelines to ensure that the guidelines take adequate account of interest rate risk. Interest rate risk is the adverse effect that changes in market interest rates may have on a bank's financial condition and is inherent to the business of banking. Under the new regulations, when evaluating a bank's capital adequacy, the agency's capital standards now explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates. The exposure of a bank's economic value generally represents the change in the present value of its assets, less the change in the value of its liabilities, plus the change in the value of its interest rate off-balance sheet contracts. Concurrently, the agencies issued a joint policy statement, effective June 26, 1996, to provide guidance on sound practices for managing interest rate risk. In the policy statement, the agencies emphasize the necessity of adequate oversight by a bank's Board of Directors and senior management and of a comprehensive risk management process. The policy statement also describes the critical factors affecting the agencies' evaluations of a bank's interest rate risk when making a determination of capital adequacy. The agencies' risk assessment approach used to evaluate a bank's capital adequacy for interest rate risk relies on a combination of quantitative and qualitative factors. Banks that are found to have high levels of exposure and/or weak management practices will be directed by the agencies to take corrective action. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PROMPT CORRECTIVE ACTION

        The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"), enacted on December 19, 1991, provides for the development of a regulatory monitoring system requiring prompt corrective action on the part of banking regulators with regard to certain classes of undercapitalized institutions. While the FDICIA does not change any of the minimum capital requirements, it directs each of the federal banking agencies to issue regulations putting the monitoring plan into effect. The FDICIA creates five "capital categories" ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized") which are defined in the FDICIA and which will be used to determine the severity of corrective action the appropriate regulator may take in the event an institution reaches a given level of undercapitalization. For example, an institution which becomes "undercapitalized" must submit a capital restoration plan to the appropriate regulator outlining the steps it will take to become adequately capitalized. Upon approving the plan, the regulator will monitor the institution's compliance. Before a capital restoration plan will be approved, any entity controlling a bank (i.e., holding companies) must guarantee compliance with the plan until the institution has been adequately capitalized for four consecutive calendar quarters. The liability of the holding company is limited to the lesser of five percent of the institution's total assets or the amount which is necessary to bring the institution into compliance with all capital standards. In addition, "undercapitalized" institutions will be restricted from paying management fees, dividends and other capital distributions, will be subject to certain asset growth restrictions and will be required to obtain prior approval from the appropriate regulator to open new branches or expand into new lines of business.

        As an institution's capital levels decline, the extent of action to be taken by the appropriate regulator increases, restricting the types of transactions in which the institution may engage and ultimately providing for the appointment of a receiver for certain institutions deemed to be critically undercapitalized.

        In order to comply with the FDICIA, the Federal Reserve Board, the OCC and the FDIC have adopted regulations defining operational and managerial standards relating to internal controls, loan documentation, credit underwriting criteria, interest rate exposure, asset growth, and compensation, fees and benefits.

        In response to the directive issued under the FDICIA, the regulators have established regulations which, among other things, prescribe the capital thresholds for each of the five capital categories established by the FDICIA. The following table reflects the capital thresholds:

                                                       TOTAL RISK -            TIER 1 RISK -            TIER 1
                                                       BASED CAPITAL           BASED CAPITAL           LEVERAGE
                                                          RATIO                  RATIO                   RATIO
                                                       -------------           -------------           --------

Well capitalized(1).............................         > 10.0%                  >  6.0%               >  5.0%
                                                         -                        -                     -
Adequately Capitalized(1).......................         >  8.0%                  >  4.0%               >  4.0%(2)
                                                         -                        -                     -
Undercapitalized(3).............................         <  8.0%                  <  4.0%               <  4.0%(4)
Significantly Undercapitalized(3)...............         <  6.0%                  <  3.0%               <  3.0%
Critically Undercapitalized.....................             --                      --                 <  2.0%(5)

---------------------------

(1)      An institution must meet all three minimums.

(2) 3.0% for composite 1-rated institutions, subject to appropriate federal banking agency guidelines.

(3) An institution falls into this category if it is below the specified capital level for any of the three capital measures.

(4) Less than 3.0% for composite 1-rated institutions, subject to appropriate federal banking agency guidelines.

(5)      Ratio of tangible equity to total assets.

         The scope of regulation and permissible activities of the Company and the Bank is subject to change by future federal and state legislation. In addition, regulators sometimes require higher capital levels on a case-by-case basis based on such factors as the risk characteristics or management of a particular institution. The Company and the Bank are not aware of any attributes of their operating plan that would cause regulators to impose higher requirements.


                     ORGANIZERS AND PRINCIPAL SHAREHOLDERS

         The following individuals comprise the Organizers of the Company and the Bank: James C. Clinard, William R. Grigsby, William R. Handley, Bert J. Harris, III, Issac G. Nagib, Perumalswamy Rajaram, S. Allen Skipper, Edward L. Smoak, Malcolm C. Watters, Jr., and Lawrence B. Wells. All of the Organizers reside in Highlands County, except for Mr. Grigsby who resides in Okeechobee County, Florida.

         Upon completion of the minimum offering, the Organizers will own 144,000 shares in the offering or 24.2% of the 600,000 shares outstanding. The number of the shares of common stock intended to be purchased by each Organizer is set forth in the table appearing in the section entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," which also specifies the percentage of Common Stock owned by the Organizers before and after completion of the minimum offering. Upon completion of the offering, each Organizer will receive options to purchase 5,000 shares of Common Stock at an exercise price of $10.00 per share. These options will become exercisable over a period of three years and will be exercisable for a period of ten years.

         Over the term of his employment agreement, James C. Clinard will receive options annually to purchase 3,000 shares of the Company's common stock at an exercise price of $10.00 per share. These options will become exercisable over a period of five years commencing on the date of the grant and will be exercisable for a period of ten years. See "MANAGEMENT -- Executive Compensation."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

         The Company's directors and executive officers and the Bank's proposed directors and executive officers are as follows:


        Name                              Position with Company                        Position with Bank
        ----                              ---------------------                        ------------------
James C. Clinard                   President, Chief Executive Officer          President, Chief Executive Officer
                                              and Director                                and Director
William R. Grigsby                              Director                                    Director
William R. Handley                              Director                                    Director
Bert J. Harris, III                             Director                                    Director
Issac G. Nagib                                  Director                                    Director
Perumalswamy Rajaram                            Director                                    Director
S. Allen Skipper                                Director                                    Director
Edward L. Smoak                                 Director                                    Director
Malcolm C. Watters, Jr.                         Director                                    Director
Lawrence B. Wells                               Director                                    Director

         Each of the above persons has been a director of the Company since August 4, 1998. The Company has a classified Board of Directors whereby one-third of the members will be elected each year at the Company's Annual Meeting of Shareholders. Upon such election, each director of the Company will serve for a term of three years. See "DESCRIPTION OF COMMON STOCK -- Board of Directors." The Company's officers are appointed by the Board of Directors and hold office at the will of the Board.

         Each of the Bank's proposed directors will, upon approval of the OCC, serve until the Bank's first shareholders' meeting, which meeting will be held shortly after the Bank receives its charter. Each of the proposed directors is also an Organizer. It is anticipated that each interim director will be nominated to serve as director of the Bank at that meeting. After the first shareholders' meeting, directors of the Bank will serve for a term of one year and will be elected each year at the Bank's Annual Meeting of Shareholders. The Bank's officers will be appointed by its Board of Directors and will hold office at the will of the Board.

         JAMES C. CLINARD, 45, was employed by Barnett Bank of Highlands County from 1976 until Barnett Bank was acquired by NationsBank earlier this year. Mr. Clinard served as Executive Vice President / Senior Retail Executive in his last six years with Barnett Bank. He has also served in numerous civic capacities including Chamber of Commerce Board of Directors, Rotary Club Board of Directors and Florida Hospital - Lake Placid Foundation Board. He currently serves on the Highlands County Hospital District Board and the Highlands County Citrus Growers Association Associate Member Committee.

         WILLIAM R. GRIGSBY, 65, has been involved since 1972 in citrus production in Highlands County, Florida. He is currently a Managing Partner in the following operations: Southern Farms, a 7,000 acre citrus development in Highlands County, Florida; SunRay Farms, a 3,600 acre citrus development in Highlands County, Florida; and Florida Juice, a citrus processing plant in Polk County, Florida.

         WILLIAM R. HANDLEY, 44, is the owner of Homes by Handley, Inc., a construction company he founded in 1984. The focus of the company is single-family and small commercial projects in Highlands County. Mr. Handley served on the Barnett Bank of Highlands County Board of Directors from 1995 to 1997 and the NationsBank Advisory Board of Directors from January 1998 to June 1998. Mr. Handley has served in numerous civic capacities including Sertoma, Dixie Youth Sports, Highlands County Builders Association, Sebring Fireman, Chamber of Commerce, City of Sebring Code Enforcement Board and City of Sebring Planning and Zoning Board.

         BERT J. HARRIS, III, 46, has practiced law as a partner in the law firm of Swaine, Harris, Sheehan and McClure, P.A. since 1990. Mr. Harris and his firm served as bank counsel for Barnett Bank of Highlands County for over ten years and also represented NationsBank/Highlands County, SunTrust Bank/Central Florida and Community Bank of Lake Placid. Mr. Harris has served in many civic organizations including Rotary Club, Lake Placid Jaycees and is a past president of the Lake Placid Chamber of Commerce.

         ISSAC G. NAGIB, 44, began his career in physical therapy as Senior Physical Therapist at Mercy Hospital, Champaign, Illinois in 1980. In 1984, Dr. Nagib moved to Highlands County, Florida to serve in the position of Director of Physical Therapy at Highlands Regional Hospital in Sebring. In 1987, Dr. Nagib left Highlands Regional Hospital and founded Heartland Rehabilitation & Associates, Inc. Today, he operates offices in Sebring, Lake Placid, and in the Highlands Regional Medical Center in Sebring. Dr. Nagib serves on the LifeLine Home Health Advisory Board and is a member of the Board of Directors of the St. Mary's Celtic Orthodox Church.

         PERUMALSWAMY RAJARAM, 50, received his medical degree from Madurai Medical College in Tamilnad, India in 1972. He began practicing as a General and Vascular Surgeon in Sebring, Florida in 1983, founding Heartland Professional Plaza, a consortium of fourteen doctors practicing in the same plaza in Sebring, Florida, where he still practices. Dr. Rajaram donates time to the Highlands County Welfare Department providing medical care to low income patients.

         S. ALLEN SKIPPER, 45, earned his Bachelor of Science degree in 1976 and his Medical Degree in 1980, both from the University of South Florida. Dr. Skipper began his practice in Sebring, Florida in 1987 as a General and Vascular Surgeon and currently serves as Chief of Surgery and Trustee at Highlands Regional Medical Center. Dr. Skipper has served in numerous civic capacities including YMCA Children's/Youth Sports, Highlands County Middle School Sports and Highlands County ARC.

         EDWARD L. SMOAK, 52, has been a managing partner in his family citrus and cattle business since 1970, as well as owning substantial citrus properties individually. He served as a Commissioner on the Florida Citrus Commission for eight years and as a Director in the Lake Placid Citrus Cooperative since 1985. Mr. Smoak was a member of the Board of Directors of Barnett Bank of Highlands County from 1974 to 1997 and a member of the Advisory Board of NationsBank/Highlands County from January 1998 to June 1998. Mr. Smoak also served on the Atlanta Federal Reserve Bank, 6th District: Small Business, Agriculture and Labor Advisory Council from 1994 to 1996. Mr. Smoak has held leadership roles in many organizations including Lake Placid Chamber of Commerce, Florida Citrus Mutual, Florida Orange Marketers (President), Florida Fruit and Vegetable Association, Gulf Coast Citrus Association and Highlands County Citrus Growers Associations.

         MALCOLM C. WATTERS, JR., 50, has been self-employed in the citrus business since 1970. Mr. Watters serves as Vice President and Director of Lake Placid Citrus Cooperative, a cooperative of citrus growers in Highlands County. He has served in many community service organizations including the Agriculture Stabilization & Conservation Committee, Farmers Home Administration County Committee, Lake Placid Chamber of Commerce, Lake Placid High School Academic Boosters, and Highlands County Citrus Growers Association.

         LAWRENCE B. WELLS, 44, began a career in the insurance field in 1974 with Florida Farm Bureau and formed his own independent agency in Lake Placid, Florida in 1983, which today has offices in Lake Placid and Sebring. Mr. Wells served as a Director with Barnett Bank of Highlands County from 1995 to 1997 and as an Advisory Director with NationsBank from January 1998 to April 1998. Mr. Wells has served in numerous civic capacities including Rotary Club Board of Directors, President of the Lake Placid Chamber of Commerce, Highlands County YMCA Board of Directors, Highlands County Scholarship Recognition, Inc. Board of Directors, Children's Advocacy Council Board of Directors, Florida Hospital - Lake Placid Foundation and Highlands County Citrus Growers Association Board of Directors.

         There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

EXECUTIVE COMPENSATION

         On October 2, 1998, the Company and Organizers entered into an employment agreement with James C. Clinard pursuant to which Mr. Clinard shall be employed as President and Chief Executive Officer of the Bank while the Bank is being organized and for a period of five years commencing on the date the Bank opens for business. Under the employment agreement, Mr. Clinard will receive a salary at an annual rate of $100,000, which may be increased from time to time in the sole discretion of the Board of Directors of the Bank.

         The employment agreement provides that Mr. Clinard will receive annually, commencing on the first anniversary of the bank's opening for business, options to purchase 3,000 shares of Common Stock of the Company at a price of $10.00 per share pursuant to an Incentive Stock Option Plan to be adopted by the Company. Twenty percent of these options will become exercisable on each of the five successive anniversaries after the date the options are granted. All options shall be exercisable for a period of ten years.

         The employment agreement also provides that Mr. Clinard shall receive health, hospitalization, disability, and term life insurance, and participation in the Bank's incentive compensation plan, in the event one is adopted by the Board of Directors of the Bank.

         The employment agreement contains a non-compete provision pursuant to which Mr. Clinard may not, without the prior written consent of the Bank, either directly or indirectly serve as an executive officer of any bank, bank holding company, or other financial institution within Highlands County or any other county in which the Bank operates a branch facility. The non-compete provision is in effect through the date of termination of the employment agreement and for a period of twelve months thereafter.

         The Agreement provides that the Bank may terminate the employment of Mr. Clinard with or without cause, but that in the latter case Mr. Clinard will receive a severance payment equal to 12 months salary.

         No other officers or directors of the Board have received compensation in excess of $100,000 for services to the Company.

STOCK OPTION PLANS

         The Company's Board of Directors will adopt an Incentive Stock Option Plan (the "Plan") to provide for the issuance of stock options to Mr. Clinard and to other employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the committee administering the Plan. The Plan will be contingent upon approval by the shareholders of the Company. The Plan will provide for the grant of options at the discretion of a committee designated by the Board of Directors to administer the Plan. The committee must at all times consist of at least two non-employee directors. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Stock options granted pursuant to the Plan will expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company.

         The Board of Directors may, at the Company's first Annual Meeting of Shareholders after the Bank opens for business, propose for shareholder approval a directors stock option plan, which will be designed to provide incentive compensation to directors in the event that the Company's common stock increases in value during the term of such options. Upon completion of the offering, each Organizer will receive options to purchase 5,000 shares of Common Stock at an exercise price of $10.00 per share. These options will become exercisable over a period of three years and will expire if not exercised within ten years from the date on which they became exercisable. The remaining details of this directors option plan have not yet been determined, but, if the Board of Directors chooses to submit the plan for shareholder approval, these details will be disclosed to shareholders in the Company's Proxy Statement issued in connection with solicitation of shareholder approval of such plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the ownership of the Common Stock of the Company by the Organizers, both before and after completion of the minimum offering of 600,000 shares.


                                                Before Offering                       After Completion of
                                                ---------------                       -------------------
                                                                                        Minimum Offering
                                                                                        ----------------
Name of Beneficial Owner                 Number of          Percent of           Number of           Percent of
------------------------                 ---------          ----------           ---------           ----------
                                           Shares              Total               Shares               Total
                                           ------              -----               ------               -----
James C. Clinard                            100                 10%               15,000                2.5%
William R. Grigsby                          100                 10%               25,000                4.2%
William R. Handley                          100                 10%               15,000                2.5%
Bert J. Harris, III                         100                 10%               10,000                1.7%
Issac G. Nagib                              100                 10%               15,000                2.5%
Perumalswamy Rajaram                        100                 10%               10,000                1.7%
S. Allen Skipper                            100                 10%               10,000                1.7%
Edward L. Smoak                             100                 10%               25,000                4.2%
Malcolm C. Watters, Jr.                     100                 10%               10,000                1.7%
Lawrence B. Wells                           100                 10%               10,000                1.7%
                                            ---                 ---               ------                ----
               TOTAL                       1,000               100%               145,000              24.2%


                              CERTAIN TRANSACTIONS

         The proposed property to be purchased for the Bank's branch site in Lake Placid is owned by Organizer Edward L. Smoak. The Organizers believe that the location represents the most desirable location for the Bank and that the price of $246,000 being paid for the land is competitive. The Organizers have obtained independent appraisals from each of two state certified general appraisers. The first of these appraisals valued the land at $260,000 as of August 13, 1998, and the second valued the land at $272,000 as of August 17, 1998.

         The Organizers expect to analyze at least three proposals for the construction of the Bank's offices. It is anticipated that one of the proposals will be received from Homes by Handley, Inc., of which one of the Organizers, William R. Handley, is the sole owner. Mr. Handley will abstain from voting on the decision of which contractor to choose. If the Board of Directors decides to accept the bid of Homes by Handley, the Board of Directors will ensure that the transaction is conducted at arm's length.

         Once the Bank opens for business, it may from time to time extend loans to certain of the Company's directors, their associates, and members of the immediate families of the directors and executive officers of the Company. These loans will be made in the ordinary course of business on substantially the same terms, including interest rates, collateral requirements, and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and will not involve more than the normal risk of collectibility or present other unfavorable features.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.10 par value, and 1,000,000 shares of Preferred Stock, $.01 par value per share . There are presently 1,000 shares of Common Stock issued and outstanding and held by ten shareholders of record. No shares of the Preferred Stock are issued and outstanding.

COMMON STOCK

         The holders of Common Stock are entitled to elect the members of the Board of Directors of the Company and are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Company.

         No holder of any class of stock of the Company has preemptive rights with respect to the issuance of shares of any class of stock, and the Common Stock does not carry cumulative voting rights with respect to the election of directors.

         The holders of Common Stock are entitled to dividends and other distributions if, as, and when declared by the Board of Directors out of assets legally available therefor. Upon the liquidation, dissolution, or winding up of the Company, the holder of each share of Common Stock will be entitled to share equally in the distribution of the Company's assets. The holders of Common Stock are not entitled to the benefit of any sinking fund provision. The shares of Common Stock of the Company are not subject to any redemption provisions, nor are they convertible into any other security or property of the Company. All outstanding shares of each class of Common Stock are, and the shares to be outstanding upon completion of this offering will be, fully paid and nonassessable.

PREFERRED STOCK

         The Board of Directors may, without approval of the Company's shareholders, from time to time authorize the issuance of Preferred Stock in one or more series for such consideration and, within certain limits, with such relative rights, preferences and limitations as the Board of Directors may determine. The relative rights, preferences and limitations that the Board of Directors has the authority to determine as to any such series of Preferred Stock include, among other things, dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences. Because the Board of Directors has the power to establish the relative rights, preferences and limitations of each series of Preferred Stock, it may afford to the holders of any such series preferences and rights senior to the rights of the holders of shares of Common Stock. Although the Board of Directors has no intention at the present time of doing so, it could cause the issuance of Preferred Stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of Common Stock over the market price of such shares.

BOARD OF DIRECTORS

         The initial Board of Directors of the Company consists of ten directors. The directors are divided into three classes, designated Class I, Class II and Class III. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the Company's initial Class I directors expires at the Company's first Annual Meeting of Shareholders; the term of the Company's initial Class II directors expires at the Company's second Annual Meeting of

Shareholders; and the term of the Company's initial Class III directors expires at the Company's third Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at the Annual Meeting will be elected for a three-year term. If the number of directors is changed, an increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his predecessor. Except in the case of removal from office, any vacancy on the Board of Directors, will be filled by a majority vote of the remaining directors then in office.

         Any director may be removed, with or without cause, at any regular or special meeting of shareholders called for that purpose, and his position filled by another person nominated and elected for that purpose by the holders of seventy-five percent (75%) of the outstanding shares of the Company's Common Stock.

         The effect of the classified Board of Directors is to make it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock.

REQUIREMENTS FOR SUPERMAJORITY APPROVAL OF TRANSACTIONS

         The Company's Articles of Incorporation contain provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. The Articles of Incorporation require the affirmative vote or consent of the holders of at least two-thirds (66-2/3%) of the shares of each class of Common Stock of the Company entitled to vote in elections of directors to approve any merger, consolidation, disposition of all or a substantial part of the assets of the Company or a subsidiary of the Company, exchange of securities requiring shareholder approval or liquidation of the Company ("Covered Transaction"), if any person who together with his affiliates and associates owns beneficially 5% or more of any voting stock of the Company ("Interested Person") is a party to the transaction; provided that three-fourths (75%) of the entire Board of Directors of the Company has not approved the transaction. In addition, the Articles of Incorporation require the separate approval by the holders of a majority of the shares of each class of stock of the Company entitled to vote in elections of directors which are not beneficially owned, directly or indirectly, by an Interested Person, of any merger, consolidation, disposition of all or a substantial part of the assets of the Company or a subsidiary of the Company, or exchange of securities requiring shareholder approval ("Business Combination"), if an Interested Person is a party to such transaction; provided, that such approval is not required if (a) the consideration to be received by the holders of the stock of the Company meets certain minimal levels determined by a formula under the Articles of Incorporation (generally the highest price paid by the Interested Person for any shares which he has acquired), (b) there has been no reduction in the average dividend rate from that which was obtained prior to the time the Interested Person became such, and (c) the consideration to be received by shareholders who are not Interested Persons shall be paid in cash or in the same form as the Interested Person previously paid for shares of such class of stock. These Articles of the Company's Articles of Incorporation, as well as the Article establishing a classified Board of Directors, may be amended, altered, or repealed only by the affirmative vote or consent of the holders of at least 75% of the shares of each class of stock of the Company entitled to vote in elections of directors.

         The effect of these provisions is to make it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

         As provided under Florida law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

         Article VI of the Company's Bylaws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

         The Company's Bylaws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested shareholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (i) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

         The Company may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

STATUTORY ANTI-TAKEOVER PROVISIONS

         The State of Florida has statutory provisions relating to business combinations between a Florida corporation and an "interested shareholder" that outline the statutory requirements to effect such transactions. However, the law provides that these sections only apply if the corporation specifically provides in its bylaws that such requirements are applicable. The Company has not so provided in its Articles of Incorporation and, therefore, these statutory anti-takeover provisions do not apply to the Company.

                               LEGAL PROCEEDINGS

         There are no material pending legal proceedings to which the Company or the Bank is a party or of which any of their properties are subject; nor are there material proceedings known to the Company or the Bank to be contemplated by any governmental authority; nor are there material proceedings known to the Company or the Bank, pending or contemplated, in which any director, officer or affiliate or any principal security holder of the Company or the Bank, or any associate of any of the foregoing is a party or has an interest adverse the Company or the Bank.

                                 LEGAL MATTERS

         Certain legal matters in connection with the shares of Common Stock offered hereby have been passed upon for the Company by Smith, Gambrell & Russell, LLP, Atlanta, Georgia, counsel to the Company.

                                    EXPERTS

         The financial statements of Heartland Bancshares, Inc. as of September 30, 1998 included in this Prospectus have been audited by Osburn, Henning and Company, P.A., independent auditors, as stated in their report, which is included herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

        The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement (herein, together with all amendments thereto, called the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules thereto. In addition, the Company will provide, without charge, to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus. Such request shall be directed to the Company either at its temporary mailing address at 325 Central Avenue, Lake Placid, Florida 33852, or at its temporary telephone number at (941) 465-0472.

                         INDEX TO FINANCIAL STATEMENTS


Independent Auditors' Report                                 F-2

Balance Sheet                                                F-3

Statement of Operations                                      F-4

Statement of Shareholders' Equity                            F-5

Statement of Cash Flows                                      F-6

Notes to Financial Statements                                F-7

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Heartland Bancshares, Inc.
Lake Placid, Florida


        We have audited the accompanying balance sheet of Heartland Bancshares, Inc. (a development stage Company) as of September 30, 1998, and the related statements of operations, shareholders' equity and cash flows for the period from inception (August 3, 1998) through September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heartland Bancshares, Inc. as of September 30, 1998, and the results of its operations and its cash flows for the period from inception (August 3, 1998) through September 30, 1998, in conformity with generally accepted accounting principles.




                                                    OSBURN, HENNING AND COMPANY

Orlando, Florida
November 5, 1998

                           HEARTLAND BANCSHARES, INC.

                                 BALANCE SHEET
                               September 30, 1998






                                     ASSETS
Cash                                                                                $  6,905
Deposits on land contract and other land costs                                        49,125
Loan costs                                                                             2,875
                                                                                    --------

          Total Assets                                                              $ 58,905
                                                                                    ========


                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Liabilities

  Accounts payable                                                                  $ 16,245
  Note payable                                                                        72,875
                                                                                    --------
          Total liabilities                                                           89,120
                                                                                    --------

Commitments and Contingencies (Note 6)

Shareholders' Equity (Deficit)

  Common stock - Par value $.10 per share; 10,000,000 shares
    authorized; 1,000 shares issued and outstanding                                      100
  Preferred stock - $.01 par value; 1,000,000 shares authorized;
    no shares issued or outstanding                                                       --
  Additional paid-in capital                                                           9,900
  Accumulated deficit during development stage                                        (40,215)
                                                                                    ---------
          Total Shareholders' Equity (Deficit)                                        (30,215)
                                                                                    ---------
          Total Liabilities and Shareholders' Equity (Deficit)                      $  58,905
                                                                                    =========




See Notes to Financial Statements.

                           HEARTLAND BANCSHARES, INC.

                            STATEMENT OF OPERATIONS
             Inception (August 3, 1998) Through September 30, 1998


INCOME                                                                              $     --
                                                                                    --------

EXPENSES
    Organizational costs:
       Consulting                                                                     29,796
       Legal and professional                                                          5,000
       Other organizational expenses                                                   5,300
       Miscellaneous expenses                                                            119
                                                                                    --------
          Total expenses                                                             (40,215)
                                                                                    --------

          Net loss                                                                  $(40,215)
                                                                                    ========

          Net loss per share                                                        $ (40.22)
                                                                                    =========


See Notes to Financial Statements.

                           HEARTLAND BANCSHARES, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY
             Inception (August 3, 1998) Through September 30, 1998




                                                                               Accumulated
                                                                                 Deficit
                                                                  Additional      During
                                                         Common     Paid-in     Development
                                                          Stock     Capital        Stage
                                                         ------   ----------   ------------
Beginning balance                                        $   --      $   --      $     --

    Issuance of 1,000 shares
       of common stock at $10
       per share                                            100       9,900            --

    Net loss from inception
       (August 3, 1998) through
       September 30, 1998                                    --          --       (40,215)
                                                         ------      ------      --------

Balance, September 30, 1998                              $  100      $9,900      $(40,215)
                                                         ======      ======      ========


See Notes to Financial Statements.

                           HEARTLAND BANCSHARES, INC.

                            STATEMENT OF CASH FLOWS
             Inception (August 3, 1998) Through September 30, 1998


OPERATING ACTIVITIES

    Net loss                                                                   $(40,215)
    Accounts payable                                                             16,245
                                                                               --------
          Net Cash Used In Operating Activities                                 (23,970)
                                                                               --------

INVESTING ACTIVITIES

    Deposits toward acquisition of land                                         (49,125)
                                                                               --------
          Net Cash Used In Investing Activities                                 (49,125)
                                                                               --------

FINANCING ACTIVITIES

    Sale of common stock                                                         10,000
    Net proceeds from note payable                                               70,000
                                                                               --------
          Net Cash Provided By Financing Activities                              80,000
                                                                               --------

Net Increase in Cash                                                              6,905

Beginning Cash                                                                       --
                                                                               --------
Ending Cash                                                                    $  6,905
                                                                               ========


See Note to Financial Statements.

                           HEARTLAND BANCSHARES, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATIONAL BACKGROUND AND PROPOSED TRANSACTION

    Heartland Bancshares, Inc. (the Company) is a Florida corporation with headquarters in Sebring, Florida. Prior to its name change, the Company had been known as Heartland Investors, Inc. The Company is a development stage company formed August 3, 1998, for the purpose of raising up to $6.5 million in equity capital through a common stock offering, and investing at least $5.6 million of proceeds therefrom in the capitalization of a proposed banking subsidiary, Heartland National Bank (Bank). The Bank would be organized as a National banking institution. The Company filed its application for a national bank charter with the Office of the Comptroller of the Currency (OCC) on October 6, 1998. Funding during the development stage has come from organizer loans, sale of common stock and a $300,000 line of credit from an unrelated banking institution. The Company has not realized any revenue during this initial development stage.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

    Organizational Activities

       The Company's efforts have been directed exclusively to obtaining the necessary regulatory approvals for both the Company and the Bank, and the raising of capital sufficient to meet other organizational requirements. During this phase, the Company has incurred, or will incur, costs generally allocable to either organizational costs or pre-opening expense. In addition, the Company will acquire, on behalf of the Bank, banking premises and other capital items necessary for operating the Bank.

       Organizational costs are expected to consist principally of the cost incurred in raising capital, outside consulting and legal fees, and regulatory application fees requisite to formation of the Company and the Bank. These costs are charged to expense as incurred.

       Pre-opening costs are costs that would ordinarily be expensed, even if the Company were not a development stage company. Such costs (none of which have yet been incurred) are expected to consist principally of salaries, rent, utilities, dues and memberships and other expenses. These costs will be expensed as incurred.

                           HEARTLAND BANCSHARES, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Organizational Activities (Continued)

       Capital items are expected to consist of land (currently under contract for $625,000), a building yet to be constructed, and furnishings and equipment. It is expected the Company will acquire such items, including the incurrence of debt therefore, and ultimately transfer such items to the Bank in return for Bank reimbursement of the Company's costs.

    Use of Accounting Estimates

       The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. For the Company, such estimates affect the amount at which certain assets are carried and the likelihood and timing of realization of such assets. Such estimates relate to unsettled transactions and events as of the date of the financial statements and, accordingly, upon settlement it is possible that actual amounts will differ from currently estimated amounts.

    Income Taxes

       The Company and the Bank (when formed) will use the liability method of accounting for deferred income tax. Under this method, deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes. Deferred tax assets and liabilities are reflected at currently existing tax rates, and any net deferred tax asset is evaluated as to its realization likelihood through a valuation allowance. For the Company, no current tax is due in view of the absence of taxable income, and the net deferred tax asset has been fully reserved by a valuation allowance.

    Net Loss Per Share

       The net loss per share has been computed considering an average of 1,000 common shares outstanding during the period from inception (August 3, 1998) through September 30, 1998. There were no dilutive securities as of September 30, 1998.

                           HEARTLAND BANCSHARES, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 3 - LINE OF CREDIT ARRANGEMENT

    The Company has both a $300,000 and a $2,000,000 line of credit with a bank to be used, respectively, towards the organizational process and to acquire the land and construct the facilities to be used by the Bank. The lines bear interest at LIBOR plus 1.7% and require payment of interest monthly and principal at maturity, August 25, 1999. The lines are guaranteed by the Company's organizers. The balance outstanding under the $300,000 line is $72,875 at September 30, 1998. No draws have been made under the $2,000,000 construction line.


NOTE 4 - DIVIDEND RESTRICTIONS

    The ability of the Company to pay dividends to its shareholders is dependent upon the ultimate profitability of the Bank and, in turn, its ability to pay dividends to its shareholder (the Company). The payment of dividends by a national bank is subject to regulations of the Comptroller of the Currency which require, among other things, that dividends be paid only from net profits, subject to certain limitations, adjustments and other restrictions. Accordingly, there can be no assurance that either the Bank or the Company will pay dividends in the foreseeable future, if ever.


NOTE 5 - EMPLOYMENT CONTRACT AND STOCK OPTION PLAN

    The Company has entered into a five-year employment agreement with its CEO to pay an executive salary commencing with the date the Bank receives preliminary approval. This agreement also grants the CEO options to acquire 3,000 shares per year, at $10 per share, for each of the five years after the Bank opens. Each 3,000 option grant will vest evenly over a five year period following the date of grant, and expires ten years after the grant date if not exercised. The organizers plan to establish, subject to certain regulatory and shareholder approvals, an Incentive Stock Option plan for these options, as well as for grants of options to other officers and key employees.

    In addition to the Incentive Stock Option plan discussed above, the organizers plan to establish, also subject to certain regulatory and shareholder approvals, a stock option plan under which each of the ten organizers will be granted options to acquire up to 5,000 shares of the Company's stock for $10 per share, the initial offering price. Such options will vest at the rate of 34% the first year, and 33% in each of the second and third year after grant, and expire after ten years if not exercised.

                           HEARTLAND BANCSHARES, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 6 - COMMITMENTS AND CONTINGENCIES

    The Company has entered into agreements for professional services with various groups involved in the Company's formation, capital offering and Bank application process. In addition, as discussed in Note 2, the Company has entered into a $625,000 contract to purchase land, against which contract $45,000 has been deposited as of September 30, 1998. After September 30, 1998, the Company entered into another land contract with a related party for $246,000 for a branch site. The Company plans to enter into a construction contract to construct banking facilities upon the Bank's receipt of preliminary approval from the OCC.

                                  APPENDIX "A"


                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT effective as of the 6th day of November, 1998 by and among:

             Heartland Bancshares, Inc., a Florida corporation and bank holding company for Heartland National Bank, located at Sebring, Florida (hereinafter referred to as the "Company")

                                      and

             SunTrust Bank, Central Florida, National Association, located at 225 East Robinson Street, Suite 250, Orlando, Florida 32801 (hereinafter referred to as the "Escrow Agent")

                                  WITNESSETH:

         WHEREAS, the Company intends to offer and sell to various investors (the "Subscribers") no less than 600,000 shares and no more than 650,000 shares of its capital stock, par value $0.10 per share (the "Capital Stock"), at a subscription price of $10.00 per share pursuant to an offering to the public (the "Offering"); and

         WHEREAS, the Company must sell at least 600,000 shares ("Required Offering") of Capital Stock on or before the date stipulated in Addendum A attached hereto ("Required Offering Deadline"); and

         WHEREAS, the release of the subscription funds to the Company is contingent upon the grant of the requisite charter (the "Charter") to the Bank from the U.S. Office of the Comptroller of the Currency ("OCC") on or before February 5, 1999 unless such date is extended by the OCC (the "Expiration Date"); and

         WHEREAS, the parties hereto wish to agree among themselves as to the treatment of all subscription proceeds which may be in the form of checks, cashier's checks and/or money orders (the "Proceeds"), along with properly executed subscription agreements, from the Subscribers pursuant to the Offering until such time as the Charter is granted.

         NOW, THEREFORE, in consideration of the mutual premises herein contained, the parties hereto agree as follows:

1. Creation of Escrow Agreement. Pursuant to the terms and conditions of this Agreement, the parties do hereby agree that the Escrow Agent shall act as escrow agent in regard to Proceeds received from the Subscribers for the Capital Stock pursuant to the Offering.

2. Deposit and Delivery of Proceeds and Subscription Agreements. The Escrow Agent shall deposit and hold in escrow under this Agreement all Proceeds received by the Company from the Subscribers in regard to the purchase of the Capital Stock pursuant to the Offering. The Escrow Agent shall have no responsibility whatsoever in regard to Proceeds not received and for funds that have not yet cleared and become good funds. Subscribers shall make the payment for the Capital Stock payable to the Escrow Agent. In the event checks are made payable to the Company, the Company shall promptly endorse said checks to the order to the Escrow Agent. Simultaneously with the delivery of the Proceeds, the Company shall deliver to the Escrow Agent the Subscription Agreements and copies of the written acceptances for which the Proceeds represents payments. The Escrow Agent shall hold the Proceeds and Subscription Agreements pursuant to the terms and conditions of this Agreement.

3. Partial Rejection of Subscription Agreements. Should the Company elect to accept a subscription for less than the number of shares shown in a Subscriber's Subscription Agreement by indicating such lesser number of shares on the written acceptance of the Company transmitted with the Subscription Agreement and payment therefor, the Escrow Agent shall deposit such payment in the escrow account and then remit within thirty (30) days to such Subscriber at the address shown in his Subscription Agreement that amount of his Proceeds in excess of the amount which constitutes full payment for the number of subscribed shares accepted by the Company as shown in the Company's written acceptance, such amount to be remitted without interest or reduction.

4. Achievement or Failure to Achieve Required Offering. The Escrow Agent shall notify the Company in writing at such time as it has received Proceeds totaling at least $6,000,000 exclusive of those which have been rejected by the Company and shall continue to receive and hold such funds until either Paragraph 4 or 5 has been satisfied. If, on or before the Required Offering Deadline, the Escrow Agent shall not have received Proceeds from the Subscribers for at least $6,000,000, the Escrow Agent shall return to each Subscriber the appropriate amount of the Proceeds (plus or minus any net profit, including interest, or loss incurred through allowable investment) received and collected from him hereunder.

5. Failure to Obtain Charter. If, by the close of business on the Expiration Date, the Company shall not have received the Charter from the OCC, the Escrow Agent shall promptly after receipt of notification by the Company return to the Subscribers the appropriate amount of the Proceeds (plus or minus any net profit, including interest, or loss incurred through allowable investment) received and collected from them hereunder. In the event that Proceeds are to be returned to the Subscriber pursuant to Paragraph 4 or this Paragraph 5, the specific allocation of net profits attributable to each subscriber shall be determined by the Escrow Agent as follows: each Subscriber's allocated share of earnings on the Proceeds, after deducting Escrow Agent's fees, if any, for investments made, shall be that fraction (i) the numerator of which is the dollar amount of such Subscriber's accepted subscription multiplied by the number of days between the date of acceptance of the Subscriber's subscription and the earlier of (a) the Required Offering Deadline and (b) the Expiration Date, inclusive (the Subscriber's "Time Subscription Factor"), and (ii) the denominator of which is the aggregate Time Subscription Factors of all Subscribers depositing Proceeds with the Escrow Agent.

6. Grant of Charter. Subject to provisions of paragraph 4, hereof, if the Charter is granted by the OCC, the Escrow Agent shall, within three
         (3) days of receiving notification thereof from the Company, pay to the Company all cleared Proceeds then and thereafter received by it (including any interest earned thereon) after deducting therefrom the fees and costs of the Escrow Agent as set forth in Paragraph 15 hereof.

7. Return of Proceeds to Subscribers: If instructed in writing to do so by the Company the Escrow Agent agrees to return to any Subscriber, whether his Subscription Agreement has been accepted by the Company or not, Proceeds deposited pursuant to this Agreement by the Subscriber. Written instruction by the Company to return funds to a Subscriber must be received by the Escrow Agent prior to the Escrow Agent's disbursement of Proceeds pursuant to Paragraph 6 of this Agreement. The Escrow Agent, in returning funds to the Subscribers hereunder, may rely on the names and addresses furnished to the Escrow Agent by the Company without the requirement of independent verification. All returns and deliveries to a Subscriber under this Agreement shall be mailed, by regular mail, to the residential or business address of such Subscriber appearing on his Subscription Agreement. Any payment to a Subscriber will be made by check.

8. Investment of Proceeds by Escrow Agent. The Escrow Agent shall, at the direction of the President of the Company, invest the Proceeds in one or more funds or a master repurchase agreement comprised solely of investments in United States government, United States government backed securities and repurchase agreements collateralized by United States government backed securities. Interest and other monies earned on said investments shall accrue to the benefit of the Company; provided, however, if the Required Offering is not obtained, interest and other monies earned on said investments shall be paid to Subscribers, with the Company remaining obligated to pay the fees of the Escrow Agent. The Escrow Agent shall advise the Company as to the form of investments into which the Proceeds have been placed, and furnish to the Company periodic and final reports of said investments. The Escrow Agent shall have no liability or obligation whatsoever for the status of said investments or the failure of said investments.

9. Duties of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreements against the Escrow Agent.

10. Reliance of Escrow Agent on Documents. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

11. Indemnification of Escrow Agent. Unless the Escrow Agent discharges any of its duties hereunder in a grossly negligent manner or is guilty of willful misconduct with regard to its duties hereunder, the Company hereby agrees to indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim.

12. Discretion of Escrow Agent to File an Interpleader Action in the Event of Dispute. If the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, but shall not be required to, file an action of interpleader to resolve the disagreement and may hold all Proceeds until directed by a court of competent jurisdiction as to the manner or distribution or until all parties in dispute mutually agree to the distribution. The Escrow Agent shall be indemnified as set forth in Paragraph 11 for all cost, including reasonable attorneys' fees incurred by it, in connection with the aforesaid interpleader action, and shall be fully protected in suspending all or part of its activities under this agreement until a final judgment or other appropriate order in the interpleader action is entered.

13. Consultation with Counsel. The Escrow Agent may consult with independent counsel of its own choice and shall have full and complete authorization and protection in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind unless caused by its gross negligence of willful misconduct.

14.      Resignation of Escrow Agent. The Escrow Agent may resign upon thirty
         (30) days written notice to the Company. If a successor Escrow Agent is not appointed by the Company within this thirty (30) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor or, at its option, the Escrow Agent may do nothing until such time as the Company has furnished the name of a successor Escrow Agent or otherwise directed the Escrow Agent as to the disposition of Proceeds provided, however, if the Charter has not been received the Escrow Agent shall not pay to the Company any of the Proceeds.

15. Compensation and Expenses. The Escrow Agent shall be entitled to compensation from the Company for its services hereunder in an amount of $1,500.00. In the event Escrow Agent must return the escrow funds to a subscriber, the Company agrees to compensate Escrow Agent by paying said Agent an additional $10.00 per subscriber.

16. Notices. All notices permitted or required to be given to any party under this Agreement shall be in writing and shall be deemed to have been given upon receipt by the party being notified. Either party may change the address at which said notice is to be given by giving notice of such to all other parties to Agreement in the manner set forth herein.

17. Successors and Assigns. The rights created by the Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the Escrow Agent.

18. Laws of the State of Florida to Apply. This Agreement shall be construed in accordance with, and governed by the laws of, the State of Florida.

19. Termination. This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed its duties under Paragraphs 4, 5 or 6, as the case may be.

20. Subscribers of the Capital Stock. A Subscriber for the Capital Stock shall, upon execution of a Subscription Agreement and deposit with the Escrow Agent of the Proceeds, automatically become a party to this Agreement.

21. Complete Agreement. This Agreement constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein. This Agreement may not be amended, modified or changed except by a writing signed by the party to be charged by said amendment, change or modification.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                    HEARTLAND BANCSHARES, INC.


                                    By: /s/ James C. Clinard
                                        ---------------------------------------
                                        President

(CORPORATE SEAL)                    SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                                    ASSOCIATION


Attest: /s/ Lawrence B. Wells       By: /s/ Deborah Mareyra
        -----------------------         ---------------------------------------
                                        First Vice President

                                  ADDENDUM "A"

The "Required Offering Deadline" by which the Company must sell at least 600,000 shares of Capital Stock shall be the later of (i) December 1, 1999; or
(ii) the date which is one year from the date on which the Company's Registration Statement on Form SB-2 is declared effective by the Securities and Exchange Commission.

                                  APPENDIX "B"

                           HEARTLAND BANCSHARES, INC.
                             SUBSCRIPTION AGREEMENT


To:     Heartland Bancshares, Inc.
        325 Central Avenue
        Lake Placid, Florida 33852

Gentlemen:

        You have informed me that Heartland Bancshares, Inc. (the "Company"), is offering up to 650,000 shares of its $.10 par value common stock (the "Common Stock") at a price of $10.00 per share as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus"). In addition, you have informed me that the minimum subscription is 500 shares.

         1. SUBSCRIPTION. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment in United States currency by check, bank draft or money order payable to "SunTrust Bank, Central Florida, N.A., Escrow Agent for Heartland Bancshares, Inc." or any other consideration satisfactory to the Company (the "Funds"), representing the payment of $10.00 per share for the number of shares of the Common Stock indicated below.

         2. ACCEPTANCE OF SUBSCRIPTION. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company shall reject this subscription, if at all, in writing within ten business days after receipt of this subscription. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.

         3. ACKNOWLEDGMENTS. The undersigned hereby acknowledges that he/she has received a copy of the Prospectus and agrees to be bound by the terms of this Agreement and the Escrow Agreement.

         4. REVOCATION. The undersigned agrees that once this Subscription Agreement is accepted by the Company, it may not be withdrawn by him/her. Therefore, until the earlier of the expiration of five business days after receipt by the Company of this Subscription Agreement or acceptance of this Subscription Agreement by the Company, the undersigned may withdraw this subscription and receive a full refund of the subscription price. The undersigned agrees that, except as provided in this Section 4, he/she shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned.

By executing this Subscription Agreement, the subscriber is not waiving any rights he/she may have under federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

        Please fill in the information requested below, make your check payable to "SunTrust Bank, Central Florida, N.A., Escrow Agent for Heartland Bancshares, Inc." and mail Subscription Agreement, Stock Certificate Registration Instructions and check to the attention of James C. Clinard, President, Heartland Bancshares, Inc., 320 U.S. Highway 27 North, Sebring, Florida 33870.


------------------------                 --------------------------------------
No. of Shares Subscribed                 (Signature of Subscriber)

$------------------------
--------------------------------------
Funds Tendered ($10.00                   Name (Please Print or Type)
per share subscribed)

                                         Date:
                                              ---------------------------------

                                         Phone Number:

                                                                         (Home)
                                         --------------------------------


                                                                       (Office)
                                         ------------------------------


                                         Residence Address:

                                         --------------------------------------

                                         --------------------------------------

                                         --------------------------------------
                                         City, State and Zip Code


                                         --------------------------------------
                                         Social Security Number or other
                                         Taxpayer Identification Number

                  STOCK CERTIFICATE REGISTRATION INSTRUCTIONS


-------------------------------------------------------------------------------
Name


-------------------------------------------------------------------------------
Additional Name if Tenant in Common or Joint Tenant


Mailing Address:
                 --------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Social Security Number or  other Taxpayer Identification Number
                                                                ---------------

Number of Shares to be registered in above name(s):
                                                    -------------

Legal form of ownership:

    Individual                        Joint Tenants with Rights of Survivorship
---                               ---
    Tenants in Common                 Uniform Gift to Minors
---                               ---
    Other
---       ---------------------

                      INFORMATION AS TO BANKING INTERESTS

1. As a prospective shareholder I would be interested in the following services checked below:

                                                                            PERSONAL                 BUSINESS

        (a)     Checking Account                                                ___                     ___
        (b)     Savings Account                                                 ___                     ___
        (c)     Certificates of Deposit                                         ___                     ___
        (d)     Individual Retirement Accounts                                  ___                     ___
        (e)     Checking Account Overdraft Protection                           ___                     ___
        (f)     Consumer Loans (Auto, etc.)                                     ___                     ___
        (g)     Commercial Loans                                                ___                     ___
        (h)     Equity Line of Credit                                           ___                     ___
        (i)     Mortgage Loans                                                  ___                     ___
        (j)     Revolving Personal Credit Line                                  ___                     ___
        (k)     Safe Deposit Box                                                ___                     ___
        (l)     Automatic Teller Machines (ATM's)                               ___                     ___

2. I would like our new bank to provide the following additional services:

        (a)
        (b)

                               FORM OF ACCEPTANCE




                                                     Heartland Bancshares, Inc.
                                                     325 Central Avenue
                                                     Lake Placid, Florida 33852

To:




Dear Subscriber:

         Heartland Bancshares, Inc. (the "Company") acknowledges receipt of your subscription for _____ shares of its $.10 par value Common Stock and your check for $__________.

        The Company hereby accepts your subscription for the purchase of _____ shares of its Common Stock, at $10.00 per share, for an aggregate of $__________, effective as of the date of this letter.

        Your stock certificate(s) representing shares of Common Stock duly authorized and fully paid will be issued to you as soon as practicable after all Subscription Funds are released to the Company from the Subscription Escrow Account, all as described in the Subscription Agreement executed by you and in the Prospectus furnished to you. In the event that (i) the offering is canceled, or (ii) the minimum number of subscriptions (600,000 shares) is not obtained, or (iii) the Company shall not have received approval from the Federal Reserve Board to become a bank holding company, or (iv) the Bank shall not have received charter approval from the Office of the Comptroller of the Currency and approval for deposit insurance from the Federal Deposit Insurance Corporation, your Subscription Funds will be returned to you, adjusted for net profits from the investment of such funds, if any, as described in the Prospectus.

        If this acceptance is for a lesser number of shares than that number subscribed by you as indicated in your Subscription Agreement, your payment for shares of Common Stock in excess of the number of shares accepted hereby will be refunded to you by mail, without interest, within ten days of the date hereof.

                               Very Truly Yours,

                               HEARTLAND BANCSHARES, INC.

                          By:
                               -------------------------------
                               James C. Clinard
                               President and Chief Executive Officer

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 607.0850(1) of the Florida Business Corporation Act ("FBCA") permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgement of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in he preceding paragraph. However, no indemnification shall be made for any claim, issue or matter for which such person is found to be liable unless, and only to the extent that, the court. determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

        Section 607.0850(4) of the FCBA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

        Section 607.0850(3), however, provides that a Florida corporation must indemnify any director, or officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to in Section 607.0850(1) or (2), or in the defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by him in connection therewith.

        Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section
607.0850. Expenses incurred by other employees or agents in such a proceeding may be paid in advance of final disposition thereof upon such terms or conditions that the board of directors deems appropriate.

        The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses under any bylaw, Agreement, vote of shareholders or disinterested actions taken in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

        Article XI of the Company's Articles of Incorporation provide that the Company shall indemnify any director or officer or any former director or officer against any liability arising from any action or suit to the full extent permitted by Florida law as referenced above.

        Article VI of the Company's By-Laws provides that the Company shall indemnify a director, officer, employee or agent who has been successful on the merits or otherwise in the defense of any action, suit or proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director, officer, employee or agent of the Company, against reasonable expenses incurred by him in connection with such defense.

        The Company's By-Laws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested shareholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (i) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company unless the court in which the action, suit or proceeding was brought, upon application, determines indemnification is fair and reasonable.

        The Company may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The following table sets forth all expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions. All of the amounts shown are estimated except for the registration fees of the Securities and Exchange Commission.

                Registration Fees, including state securities registrations
                   fees and expenses...........................................       $ 2,307
                Printing and Engraving Expenses................................       $ 5,000
                Legal Fees and Expenses........................................       $18,000
                Accounting Fees and Expenses...................................       $ 1,500
                Advertising....................................................       $ 3,500
                Mail and Distribution..........................................       $ 5,000
                Entertainment..................................................       $ 5,000
                Miscellaneous..................................................       $ 1,000
                                                                                      -------

                          Total................................................       $41,307
                                                                                      =======

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

        On August 27, 1998, the Company issued 100 shares to each of the ten Organizers at a purchase price of $10.00 per share. These shares were issued without registration under the Securities Act of 1933, as amended (the "Securities Act") in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act.


ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        The following exhibits are filed as part of this Registration
Statement:

         Exhibit No.                        Description of Exhibit
         -----------                        ----------------------

             3.1                    Amended and Restated Articles of Incorporation of the Company.

             3.2                    Amended and Restated Bylaws of the Company.

             4.1*                   Specimen Common Stock Certificate.

             4.2                    Escrow Agreement dated November 6, 1998 between the Company and
                                    SunTrust Bank, Central Florida, N.A.

             5.1                    Opinion of Smith, Gambrell & Russell, LLP.

            10.1                    Employment Agreement dated October 2, 1998 between the Organizers of the Company and James C. Clinard.

            23.1                    Consent of Osburn, Henning and Company, P.A.

            23.2                    Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1 hereto)

            24                      Power of Attorney (included in signature page to this Registration
                                    Statement).

----------
* To be filed by amendment


ITEM 28.  UNDERTAKINGS.

       (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Sebring, State of Florida on November 10, 1998.

                                  HEARTLAND BANCSHARES, INC.

Date: November 10, 1998       By: /s/James C. Clinard
                                  ---------------------------------------------
                                  James C. Clinard
                                  President and Chief Executive Officer
                                  (Principal Executive Officer)

Date: November 10, 1998       By: /s/Lawrence B. Wells
                                  --------------------------------------------
                                  Lawrence B. Wells
                                  (Principal Financial and Accounting Officer)


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Clinard and Lawrence B. Wells, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


         Signature                                             Title                          Date
         ---------                                             -----                          ----


/s/James C. Clinard                                  President, Chief Executive         November 10, 1998
-----------------------------------                  Officer and Director
James C. Clinard


/s/William R. Grigsby                                Director                           November 10, 1998
-----------------------------------
William R. Grigsby


/s/William R. Handley                                Director                           November 10, 1998
-----------------------------------
William R. Handley


/s/Bert J. Harris, III                               Director                           November 10, 1998
-----------------------------------
Bert J. Harris, III


/s/Issac G. Nagib                                    Director                           November 10, 1998
-----------------------------------
Issac G. Nagib


/s/Perumalswamy Rajaram                              Director                           November 10, 1998
-----------------------------------
Perumalswamy Rajaram

/s/S. Allen Skipper                                  Director                           November 10, 1998
-----------------------------------
S. Allen Skipper


/s/Edward L. Smoak                                   Director                           November 10, 1998
-----------------------------------
Edward L. Smoak


/s/Malcolm C. Watters, Jr.                           Director                           November 10, 1998
-----------------------------------
Malcolm C. Watters, Jr.


/s/Lawrence B. Wells                                 Director                           November 10, 1998
-----------------------------------
Lawrence B. Wells

                                 EXHIBIT INDEX

         Exhibit No.                        Description of Exhibit
         -----------                        ----------------------

             3.1                    Amended and Restated Articles of Incorporation of the Company.

             3.2                    Amended and Restated Bylaws of the Company.

             4.1*                   Specimen Common Stock Certificate.

             4.2                    Escrow Agreement dated November 6, 1998 between the Company and
                                    SunTrust Bank, Central Florida, N.A.

             5.1                    Opinion of Smith, Gambrell & Russell, LLP.

            10.1                    Employment Agreement dated October 2, 1998 between the Organizers of the Company and James C. Clinard.

            23.1                    Consent of Osburn, Henning and Company, P.A.

            23.2                    Consent of Smith, Gambrell & Russell, LLP (contained in their opinion filed as Exhibit 5.1 hereto)

            24                      Power of Attorney (included in signature page to this Registration
                                    Statement).

----------
* To be filed by amendment